EXHIBIT 10.7

LOAN AND SECURITY AGREEMENT

Dated August 15, 2006

Among

SOVEREIGN BANK

And

LEHIGH COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY

And

RHETECH, INC.

ARTICLE I ARTICLE II ARTICLE III ARTICLE IV ARTICLE V

DEFINITIONS
Section 1.01. Definitions
Section 1.02. Interpretation

THE LOAN; USE OF PROCEEDS; BANK LOAN
Section 2.01. Loan of Funds; Creation of Project Account
Section 2.02. Use of Proceeds; Loan Advances
Section 2.03. Borrower's Note
Section 2.04. Covenants for Benefit of Bank
Section 2.05. Maximum Legal Rate

DISBURSEMENTS
Section 3.01. Method of Disbursement
Section 3.02. Disbursement Requests; Disbursement Schedule, Etc
Section 3.03. Lien Waivers
Section 3.04. Material Damage
Section 3.05. Other Disbursement Contingencies
Section 3.06. Right to Stop Work; Correction of Defective Work
Section 3.07. In Balance

PAYMENT PROVISIONS
Section 4.01. Loan Payments
Section 4.02. Time of Loan Payments on Borrower's Note
Section 4.03. Additional Payments; Taxes; Utility Charges
Section 4.04. Acceleration of Payment to Prepay Authority Note
Section 4.05. No Defense or Set-Off
Section 4.06. Termination Upon Payment of Notes
Section 4.07. Assignment of Authority's Rights
Section 4.08. Assignment by Borrower
Section 4.09. Indemnity Against Claims
Section 4.10. Authority is Conduit Issuer; Borrower is Real Party in
                    Interest; Covenant Not to Sue

BORROWER'S OBLIGATIONS; ASSIGNMENT TO BANK
Section 5.01. General Obligation of the Borrower
	Section 5.02. Assignment to Bank	Page 2 2 8 9 9 9 10 10 10 10 10 11 12 12 12 12 12 13 13 13 14 15 15 15 15 15 16 17 17 17 17

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(Continued)

ARTICLE VI

REPRESENTATIONS AND WARRANTIES
Section 6.01. Organization and Qualification
Section 6.02. Power and Authority
Section 6.03. Enforceability
Section 6.04. Conflict with Other Instruments
Section 6.05. Litigation
Section 6.06. Properties
Section 6.07. Default
Section 6.08. Taxes
Section 6.09. Financial Condition
Section 6.10. ERISA
Section 6.11. Contractor
Section 6.12. Construction Contract
Section 6.13. Plans and Specifications; Change Orders
Section 6.14. Budgets
Section 6.15. Use of Proceeds
Section 6.16. Regulation U
Section 6.17. Permits
Section 6.18. Contracts
Section 6.19. Construction
Section 6.20. Additional Funds
Section 6.21. Workmanship
Section 6.22. Notice to Subcontractors
Section 6.23. Compliance with Laws
Section 6.24. Materials Annexed
Section 6.25. Title to Materials
Section 6.26. Operations of Borrower
Section 6.27. Labor
Section 6.28. Group Health Plans
Section 6.29. Fictitious Names
Section 6.30. Environmental Matters
Section 6.31. Compliance Matters
Section 6.32. Zoning
Section 6.33. Documents
Section 6.34. No Eminent Domain
Section 6.35. No Casualty Damage
	Section 6.36. Access	Page 18 18 18 18 18 18 19 19 19 19 19 20 20 20 21 21 21 21 21 21 21 22 22 22 22 22 22 23 23 23 23 23 23 23 23 24 24

(Continued)

ARTICLE VII ARTICLE VIII

Section 6.37. Utilities
Section 6.38. Flood Areas
Section 6.39. Erection of Sign
Section 6.40. Warranties
Section 6.41. Inspections
Section 6.42. Release of Liens
Section 6.43. Future Appraisals
Section 6.44. Additional Information
Section 6.45. Mechanics' Liens
Section 6.46. No Omissions
Section 6.47. Disclosure
Section 6.48. Organization and Qualification of Guarantor
Section 6.49. Power and Authority of Guarantor
Section 6.50. Enforceability Against Guarantor
Section 6.51. Conflict with Other Instruments of Guarantor
Section 6.52. Litigation Against Guarantor
Section 6.53. Default of Guarantor
Section 6.54. Financial Condition of Guarantor
Section 6.55. Operations of Guarantor
Section 6.56. Fictitious Names of Guarantor

CONDITIONS OF DISBURSEMENT
Section 7.01. Advances of Loan
Section 7.02. Loan Advances of Loan

CONDITIONS OF BORROWING
Section 8.01. Loan Documents
Section 8.02. Financing Statements
Section 8.03. Certificate of Incumbency
Section 8.04. Legal Opinions
Section 8.05. Representations and Warranties
Section 8.06. Legal Matters
Section 8.07. Title Insurance
Section 8.08. Guaranty
Section 8.09. Organizational Documents
Section 8.10. Flood Zone Certification
	Section 8.11. Occupancy Permits	Page 24 24 24 24 24 24 24 24 24 25 25 25 25 25 25 26 26 26 26 26 26 26 29 31 31 31 31 31 31 31 31 31 32 32 32

(Continued)

ARTICLE IX ARTICLE X

Section 8.12. Insurance
Section 8.13. Opinion of Bond Counsel
Section 8.14. Other Documents
Section 8.15. Appraisal
Section 8.16. Loan Advance

AFFIRMATIVE COVENANTS
Section 9.01. Financial Statements
Section 9.02. Liabilities
Section 9.03. ERISA
Section 9.04. Notice of Default, Labor Troubles, Litigation
Section 9.05. Existence, Properties
Section 9.06. Insurance
Section 9.07. Books and Records
Section 9.08. Location of Business
Section 9.09. Group Health Plans
Section 9.10. Environmental Matters; Compliance with Laws
Section 9.11. Deposit Accounts
Section 9.12. Mechanic's Liens
Section 9.13. Workmanship
Section 9.14. Compliance with Law
Section 9.15. Materials Annexed
Section 9.16. Title to Materials
Section 9.17. Trust Fund
Section 9.18. Additional Information
Section 9.19. Loan Advances
Section 9.20. Signage
Section 9.21. Additional Covenants of the Borrower and Guarantor
Section 9.22. Taxes and Claims
Section 9.23. Cross Default
Section 9.24. Debt Service Coverage Ratio
Section 9.25. Net Worth Covenant

NEGATIVE COVENANTS
Section 10.01. Indebtedness
Section 10.02. Liens
	Section 10.03. Mergers, Consolidations	Page 32 32 32 32 32 33 33 33 33 34 34 34 35 35 35 36 37 38 38 38 38 38 39 39 39 39 39 39 39 40 40 40 40 40 41

(Continued)

ARTICLE XI ARTICLE XII ARTICLE XIII ARTICLE XIV

Section 10.04. Disposition of Assets; Transfer of Title
Section 10.05. Disposition of Accounts
Section 10.06. Sales and Lease-Backs
Section 10.07. Contingent Liabilities
Section 10.08. Voluntary Prepayments, Modification of Debt Instruments
Section 10.09. Removal and Protection of Property
Section 10.10. Handling of Hazardous Substances
Section 10.11. Fiscal Year

THE PROJECT FACILITY
Section 11.01. Prohibited Uses

INSURANCE; DESTRUCTION, DAMAGE, EMINENT DOMAIN
Section 12.01. Insurance to be Maintained
Section 12.02. Destruction, Damage and Eminent Domain
Section 12.03. Notice of Property Loss

ADDITIONAL COVENANTS OF THE BORROWER AND GUARANTOR
Section 13.01. Compliance with Laws
Section 13.02. Right to Reappraise
Section 13.03. Environmental Reassessments
Section 13.04. Nondiscrimination

EVENTS OF DEFAULT AND REMEDIES
Section 14.01. Events of Default
Section 14.02. Payment of Loan Payments on Default; Suit Therefor
Section 14.03. Right of Setoff
Section 14.04. No Marshalling, Etc. Required
Section 14.05. Site Assessments
Section 14.06. Waiver
Section 14.07. Cumulative Rights
	Section 14.08. No Exercise of Remedies Without Consent of Bank	Page 41 41 41 42 42 42 42 42 42 42 43 43 43 43 43 43 44 44 44 45 45 47 48 48 48 48 49 49

v

(Continued)

ARTICLE XV

MISCELLANEOUS
Section 15.01. Limitation of Liability of the Authority
Section 15.02. No Recourse as to the Authority
Section 15.03. Reference to Statute or Regulation
Section 15.04. Notices
Section 15.05. Amendments
Section 15.06. Term of Agreement
Section 15.07. Reimbursement of Bank
Section 15.08. Payment of Expenses and Taxes
Section 15.09. Survival of Representations and Warranties
Section 15.10. Participations
Section 15.11. Successors
Section 15.12. Construction
Section 15.13. Severability
Section 15.14. No Waiver
Section 15.15. Waiver of Trial by Jury; Jurisdiction
Section 15.16. Actions Against Bank; Release
Section 15.17. Performance by Bank
Section 15.18. Arbitration
Section 15.19. Entire Agreement
Section 15.20. Multiple Counterparts
	Section 15.21. Consent	Page 49 49 49 50 50 51 51 51 51 52 52 52 52 52 52 52 53 53 54 55 55 55

LOAN AND SECURITY AGREEMENT

        THIS LOAN AND SECURITY AGREEMENT dated August 15, 2006, is by and among LEHIGH COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY (the “Authority”), a body politic and a public instrumentality of the Commonwealth of Pennsylvania, SOVEREIGN BANK, a federal savings bank (the “Bank”) and RHETECH, INC., a Delaware corporation (the “Borrower”).

W I T N E S S E T H :

        WHEREAS, the Authority was organized and is existing under the Act, and is authorized under the Act to acquire, hold, construct, improve, maintain, own, finance, lease, in the capacity of lessor or lessee, projects for the public purpose of alleviating unemployment, maintaining employment at a high level and creating and developing business opportunities in the County of Lehigh, Pennsylvania; and

        WHEREAS, the Borrower has requested the Authority to undertake a project (the “Project”) for its benefit that consists of (i) the expansion of its manufacturing facility by adding an addition to the property located at 416 South 4th Street in Coopersburg, Pennsylvania, and (ii) the payment of a portion of the costs of issuing the Authority Note (hereinafter defined); and

        WHEREAS, in order to provide funds for and toward the payment of a portion of the costs of the Project, the Authority has authorized the issuance of its Industrial Revenue Note (Rhetech, Inc. Project), Series of 2006 (the “Authority Note”) in an aggregate principal amount of $1,851,000 and the sale thereof to the Bank; and

        WHEREAS, the Authority Note is to be issued pursuant to the Authority’s resolution dated July 13, 2006 (the “Authorizing Resolution”) and secured by this Agreement; and

        WHEREAS, this Agreement provides that the Bank will loan the proceeds of the Authority Note to the Authority, the Authority will in turn loan the proceeds of the Authority Note to the Borrower to finance the Project and the Borrower will agree, among other things, to repay the Loan in installments equal to payments of debt service on the Authority Note when due; and

        WHEREAS, the execution and delivery of this Agreement and the issuance hereunder and under the Act of the Authority Note have been duly and validly authorized in all respects by the Authorizing Resolution of the Board of the Authority, which Authorizing Resolution was duly adopted prior to such execution and delivery; and

        WHEREAS, as security for the full and prompt payment and performance of all its obligations under the Authority Note including, without limitation, its obligation to make payment of principal of, premium, if any, and interest on the Authority Note, when due, the Authority has assigned to the Bank all of its right, title and interest in, to and under this Agreement (except its right to indemnification and to receive its fees and expenses hereunder) including, without limitation, the right to receive Loan payments payable by the Borrower hereunder; and

        NOW, THEREFORE, THIS AGREEMENT WITNESSETH:

        That the parties hereto, intending to be legally bound hereby and in consideration of the mutual covenants hereinafter contained, DO HEREBY AGREE to all the terms and conditions set forth in this Agreement.

ARTICLE I
DEFINITIONS

        Section 1.01   Definitions. Any capitalized terms used as defined terms in the recitals hereto shall have the same meanings throughout this Agreement and, in addition thereto, capitalized terms used herein or in the recitals hereto shall have the meanings indicated in this Section 1.01 unless the context clearly indicates otherwise:

        “Accumulated Funding Deficiency” means any accumulated funding deficiency as defined in ERISA Section 302(a).

        “Act” means the Act of August 23, 1967, P.L. 251 known as the Economic Development Financing Law, as amended.

        “Additional Payments” shall have the meaning given to that term in Section 4.03.

        “Agreement” means this Loan and Security Agreement and any future amendments, modifications or supplements hereto.

        “Assignment” means the Assignment of Loan and Security Agreement and Borrower’s Note dated the date hereof from the Authority to the Bank.

        “Assignment of Agreements Affecting Real Estate” shall mean the Assignment of Agreements Affecting Real Estate dated the date hereof executed by Borrower in favor of Bank, pursuant to which Borrower, as security for the Obligations, has assigned to Bank all of its right, title, and interest (but none of its duties, obligations, or liabilities) in, to, and under the Construction Contract, together with any and all licenses, permits, contracts, commitments, and other rights described therein relating to the Premises, and any future amendments, restatements, modifications or supplements thereof or thereto.

        “Assignment of Construction Documents” shall mean the Assignment of Construction Documents dated the date hereof among Borrower, the Contractor, and Bank, pursuant to which, among other things, Borrower, as security for the Obligations, has assigned to Bank all of its right, title and interest (but none of its duties, obligations, or liabilities) in, to and under the Construction Contract, and any future amendments, restatements, modifications or supplements thereof or thereto.

        “Assignment of Leases and Rents” shall mean the Assignment of Leases and Rents dated the date hereof executed by Borrower in favor of Bank, pursuant to which Borrower, as security for the Obligations, has assigned to Bank all of its right, title and interest (but none of its duties, obligations, or liabilities) in and to in and to all leases covering all or any part of those certain premises located at 416 South 4th Street, in the Borough of Coopersburg, County of Lehigh, Pennsylvania, and covering all or any part of the improvements now or hereafter located thereon, together with all the rents due and to become due to Assignor, and together with all rights of Assignor to amend, modify, terminate, extend, or renew the leases or to waive the rents or the terms of the leases.

        “Borrower’s Note” means the promissory note dated the date hereof from the Borrower, as maker, to the Authority, as payee, in the same principal amount as the Authority Note, evidencing the Borrower’s obligations under this Agreement required to be performed for the benefit of the Bank as a result of the assignment described in Section 5.02.

        “Budget” shall mean the budget attached hereto as Exhibit “A” and made a part hereof setting forth, among other things, the manner in which the Loan will be used by Borrower.

        “Business Day” means a day other than a Saturday, Sunday or legal holiday under the laws of the Commonwealth of Pennsylvania.

        “Closing Date” shall mean the date hereof.

        “COBRA Continuation Coverage” means those provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, found in Section 4980B(f) of the Code, which impose certain continuation coverage requirements upon group health plans in order for such plans to retain certain tax advantages.

        “Code” means the Internal Revenue Code of 1986, as amended, and any regulations issued thereunder.

        “Collateral” means, collectively, (i) the Mortgaged Property, the Project Account and all other property in which a lien, security interest, assignment, the Assignment of Leases and Rents, pledge, or similar right or interest is granted in favor of the Bank under or pursuant to the Collateral Security Documents, and (ii) any other real or personal property, rights, and interests now or hereafter pledged, mortgaged, or assigned to the Bank, or in which the Bank has or is granted a lien, security interest, or similar right, to secure the Notes.

        “Collateral Security Documents” means, collectively, the Mortgage, the Assignment, the UCC-1 financing statements and any other documents, instruments or agreements pursuant to which the Borrower has granted, pledged, assigned, transferred, mortgaged, pledged or otherwise conveyed a security interest in any of its property rights or interests to the Bank as additional security for its Obligations.

        “Construction Contract” shall mean the Construction Contract dated March 8, 2006, as amended, between Borrower and the Contractor relating to the construction of the Project Facility, and any future amendments, modifications or supplements thereto or restatements thereof which have been approved in writing by Bank.

        “Contamination” shall mean the presence of any Hazardous Substance which may require Remedial Actions under applicable law.

        “Contractor” shall mean any contractor approved by Bank who provides construction goods and/or services with respect to the Project Facility.

        “Controlled Group Member” means (i) any corporation included with the Borrower in a controlled group of corporations within the meaning of Code Section 414(b), (ii) any trade or business (whether or not incorporated) which is under common control with the Borrower within the meaning of Code Section 414(c), and (iii) any member of an affiliated service group of which the Borrower is a member within the meaning of Code Section 414(m).

        “Credit Documents” shall have the meaning given to that term in Section 9.23.

        “Debt” means (i) all items of indebtedness or liability which, in accordance with Generally Accepted Accounting Principles, would be included in determining total liabilities as shown on the liabilities side of a balance sheet as of the date as of which Debt is to be determined, (ii) all indebtedness secured by any mortgage, pledge, lien or security interest existing on property owned by the Person whose Debt is being determined, regardless whether the indebtedness secured thereby is a recourse or nonrecourse obligation of that Person or any Subsidiaries, and (iii) guaranties, endorsements (other than for purposes of collection in the ordinary course of business), other contingent obligations in respect of, or to purchase or to otherwise acquire indebtedness of others, and other contingent obligations of a type described in Section 10.07 hereof.

        “Default” means any event specified in Section 14.01 hereof, whether or not any requirement for notice or lapse of time or any other condition has been satisfied.

        “Default Rate” shall mean an annual rate per annum equal to (i) four percent (4.0%), plus (ii) the Bank’s Prime Rate (as in effect from time to time).

        “DEP” shall mean the Pennsylvania Department of Environmental Protection, or any successor agency.

        “Disputes” shall have the meaning ascribed to it in Section 15.18(a).

        “Employee Pension Plan” means any pension plan which (i) is maintained by the Borrower or any Controlled Group Member, and (ii) is qualified under Code Section 401.

        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any regulations issued thereunder by the Department of Labor or the PBGC.

        “Event of Default” means any event specified in Section 14.01 hereof, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

        “Financial Covenants” means, collectively, those financial covenants more particularly described on Exhibit “B” attached hereto and made a part hereof, as modified, amended, supplemented and restated from time to time.

        “Generally Accepted Accounting Principles” means, at any particular time, generally accepted accounting principles as in effect at such time; provided, however, that, if employment of more than one principle shall be permissible at such time in respect of a particular accounting matter, “Generally Accepted Accounting Principles” shall refer to the principle which is then employed by the Borrower with the agreement of its independent certified public accountants.

        “Guarantor” means Semitool, Inc., a Montana corporation.

        “Hazardous Substances” means any chemical, solid, liquid, gas, or other substance having the characteristics identified in, listed under, or designated pursuant to:

(a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601(14), as a “hazardous substance”;

(b) the Clean Water Act, 33 U.S.C. §1321(b)(2)(A), as a “hazardous substance”;

(c) the Clean Water Act, 33 U.S.C. §§1317(a) and 1362(13), as a “toxic pollutant”;

(d) Table 1 of Committee Print Numbered 95-30 of the Committee on Public Works and Transportation of the United States House of Representatives, as a “toxic pollutant”;

(e) the Clean Air Act, 42 U.S.C. §7412(a)(1), as a “hazardous air pollutant”;

(f) the Toxic Substances Control Act, 15 U.S.C. §2606(f), as an “imminently hazardous chemical substance or mixture”;

(g) the Resource, Conservation and Recovery Act, 42 U.S.C. §§6903(5) and 6921, as a “hazardous waste”; or

    (h)       any other laws, regulations or governmental publications, as presenting an imminent and substantial danger to the public health or welfare or to the environment, or as otherwise requiring special handling, collection, storage, treatment, disposal, or transportation.

The term “Hazardous Substances” shall also include: (w) petroleum, crude oil, gasoline, natural gas, liquefied natural gas, synthetic fuel, and all other petroleum, oil, or gas based products; (x) nuclear, radioactive, or atomic substances, mixtures, wastes, compounds, materials, elements, products or matters; (y) asbestos, asbestos-containing materials, polychlorinated biphenyls, and (z) any other substance, mixture, waste, compound, material, element, product or matter that presents an imminent and substantial danger to the public health or welfare or to the environment upon its Release.

        “Improvements” shall mean, collectively, the construction of the Project Facility, as more particularly described in the Plans and Specifications.

        “Loan” means the loan described in Article II.

        “Loan Advance” or “Loan Advances” shall mean, individually or collectively, as appropriate, any or all advances of the proceeds of the Authority Note made by the Bank from the Project Account.

        “Loan Documents” means, collectively, this Agreement, the Collateral Security Documents, the Authority Note, the Borrower’s Note, and any and all other documents executed and delivered by the Borrower, the Guarantor or any other Person to evidence, secure or assure payment of the Loan or any other obligation of the Borrower to the Authority or the Bank, and any and all amendments or supplements to, restatements of or substitutions for any of the foregoing.

        “Maturity Date” shall have the meaning given to that term in Section 4.02(a)(i).

        “Mortgage” means the Open-End Mortgage and Security Agreement dated the date hereof, pursuant to which the Borrower, as mortgagor, granted a mortgage lien on and security interest in the Mortgaged Property to the Bank, as mortgagee.

        “Mortgaged Property” shall have the meaning given to such phrase in the Mortgage.

        “Multiemployer Plan” means a multiemployer pension plan as defined in ERISA Section 3(37) to which the Borrower or any Controlled Group Member is or has been required to contribute subsequent to September 25, 1980.

        “Nonarbitrage Certificate and Compliance Agreement” means the Nonarbitrage and Compliance Agreement dated the Closing Date containing certain representations, warranties and agreements of the Borrower designed to comply with applicable federal tax laws and regulations pertaining to the Authority Note.

        “Notes” shall mean collectively, the Authority Note and the Borrower’s Note.

        “Obligations” shall mean, collectively, all liabilities, duties and obligations of the Borrower to the Bank with respect to any covenants, representations, or warranties herein or in the Loan Documents to which it is a party, and all other present and future fixed and/or contingent obligations of the Borrower to the Bank hereunder or under the Loan Documents or otherwise, including, without limitation, obligations with respect to interest accruing (or which would accrue but for §502 of the Bankruptcy Code) after the date of any filing by the Borrower of any petition in bankruptcy or the commencement of any bankruptcy, insolvency or similar proceedings with respect to the Borrower and all obligations under any swap agreements as defined in 11 U.S.C. § 101 between Borrower and Bank whenever executed.

        “Other Obligated Party” shall have the meaning ascribed to it in Section 14.02.

        “PBGC” means the Pension Benefit Guaranty Corporation.

        “Person” shall mean an individual, a corporation, a partnership, a joint venture, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, or any other legal entity.

        “Plans and Specifications” shall have the meaning ascribed to it in Section 6.13.

        “Premises” means, collectively, any and all real properties, improvements, buildings, and fixtures thereon in which the Borrower has any right, title, or interest, whether as owner, lessee, occupant, or otherwise.

        “Prime Rate” means a floating rate of interest that is designated from time to time by Bank as the “Prime Rate” and is used by Bank from time to time as a reference base with respect to different interest rates charged to borrowers. The rate of interest payable hereunder shall change simultaneously and automatically upon Bank’s designation of any change in such referenced rate, and Bank’s determination and designation from time to time of the referenced rates shall not preclude Bank from making loans to other borrowers at a rate which is higher or lower than or different from or does not refer to the referenced rate. The Prime Rate shall change automatically as of the opening of business on the effective date of each change in the Prime Rate, which (unless otherwise designated) shall be the date on which the Bank announces the change in the Prime Rate. When the Prime Rate changes on a day other than the first day of a calendar month, interest for the month in which such change or changes are made shall be calculated on a per diem basis with the various Prime Rates in effect for that month.

        “Project Account” shall have the meaning given to that term in Section 2.01.

        “Project Facility” means the facility located at 416 South 4th Street, Coopersburg, Lehigh County, Pennsylvania, as more particularly described on Exhibit “C” attached hereto and made a part hereof.

        “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, or dumping.

         “Remedial Actions” means:

(A) clean-up or removal of Hazardous Substances;

(B) such actions as may be necessary to monitor, assess, or evaluate the Release or threatened Release of Hazardous Substances;

(C) proper disposal or removal of Hazardous Substances;

    (D)        the taking of such other actions as may be necessary to prevent, minimize, or mitigate the damages caused by a Release or threatened Release of Hazardous Substances to the public health or welfare or to the environment; and

(E) the providing of emergency assistance after a Release.

        Remedial Actions include, but are not limited to, such actions at the location of a Release as: storage; confinement; perimeter protection using dikes, trenches, or ditches; clay cover; neutralization; clean-up of Hazardous Substances or contaminated materials; recycling or reuse; diversion; destruction; segregation of reactive wastes; dredging or excavations; repair or replacement of leaking containers; collection of leachate and runoff; onsite treatment or incineration; providing alternative water supplies; and any monitoring reasonably required to assure that such actions protect the public health and welfare and the environment.

        “Reorganization” means reorganization as defined in ERISA Section 4241(a).

        “Reportable Event” means, with respect to any Employee Pension Plan, an event described in ERISA Section 4043(b).

        “Site Assessments” shall have the meaning given to that term in Section 14.05.

        “Site Reviewers” shall have the meaning given to that term in Section 14.05.

        “Soft Costs” shall mean, collectively, soft costs to be incurred by the Borrower in connection with the Project and issuance of the Authority Note including, without limitation, legal, accounting, and engineering fees.

        “Subordinated Indebtedness” means all Debt of the Borrower, Guarantor and their Subsidiaries for money borrowed, whether now existing or hereafter incurred, and which is subordinated in right of payment of principal and interest to the Borrower’s Note, either absolutely or upon the occurrence of and during the continuance of a Default or Event of Default, provided that, with regard to all Subordinated Indebtedness, the Bank shall have approved the same before it was incurred by the Borrower and such Subordinated Indebtedness shall be subject to the terms and the conditions of a subordination agreement which is satisfactory, in form and substance, to the Bank.

        “Subsidiary” means any corporation more than 50% of the shares of capital stock of which (except for directors’ qualifying shares, if required by law) are at the time owned by the Guarantor and/or one or more Subsidiaries.

        “Withdrawal Liability” means any withdrawal liability as defined in ERISA Section 4201.

        Section 1.02   Interpretation.

    (a)       Unless the context otherwise indicates, words expressed in the singular shall include the plural and viceversa and the use of the neuter, masculine, or feminine gender is for convenience only and shall be deemed to mean and include the neuter, masculine or feminine gender, as appropriate.

    (b)       Headings of articles and sections herein and the table of contents hereof are solely for convenience of reference, do not constitute a part hereof and shall not affect the meaning, construction or effect hereof.

    (c)       All references herein to “Articles,” “Sections” and other subdivisions are to the corresponding Articles, Sections or subdivisions of this Agreement; the words “herein,” “hereof,” “hereby,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or subdivision hereof.

(d) All accounting terms used herein and in the Loan Documents shall have the meanings given to them in accordance with Generally Accepted Accounting Principles.

ARTICLE II
THE LOAN; USE OF PROCEEDS; BANK LOAN

        Section 2.01   Loan of Funds; Creation of Project Account.

    (a)       Under the terms and conditions set forth in this Agreement, the Bank agrees to make a loan to the Authority in the amount of One Million Eight Hundred Fifty One Thousand Dollars ($1,851,000). The Authority’s obligations to the Bank will be evidenced by the Authority Note.

    (b)       The Authority hereby agrees that, simultaneously with the execution and delivery of this Agreement, it will loan to the Borrower, upon the terms and conditions specified herein, the proceeds of the sale of the Authority Note in an amount equal to the principal amount thereof, and the Borrower agrees to receive such Loan from the Authority, for the purposes provided herein. The Borrower hereby directs the Authority to deliver the proceeds of the Loan to the Bank which shall deposit such proceeds in an account separate and apart from any other account of the Bank or the Borrower, which account shall be designated as the “Project Account.” Loan Advances will be made by the Borrower from the Project Account upon satisfaction of all conditions contained in this Agreement.

        Section 2.02   Use of Proceeds; Loan Advances.

    (a)        The proceeds of the Authority Note shall be applied as provided in this Agreement to finance the Project. Upon satisfaction of all conditions contained in this Agreement, but subject to the provisions of this Agreement, the Bank agrees to consent to the making of the following Loan Advances to the Borrower:

(i) Loan Advances may be used for the construction of the Improvements.

(ii) Loan Advances may also be used for Soft Costs, to the extent permitted under the Code.

    (b)       The proceeds of the Bank Loan Note shall be applied as provided in this Agreement to finance a portion of the Improvements. Upon satisfaction of all conditions contained in this Agreement, but subject to the provisions of this Agreement, the Bank agrees to consent to the making of the following Loan Advances to the Borrower:

(i) Bank Loan Advances may be used for the construction of the Improvements.

(ii) Bank Loan Advances may also be used for soft costs incurred with respect to the Bank Loan.

    (c)       Bank shall record in one or more loan accounts, the Loan, all Loan Advances to and all payments made by Borrower on account of the Loan, and all other appropriate debits and credits. Each month Bank shall render to Borrower a statement setting forth the debit balance of the Loan Account as of the close of the preceding month, together with a statement of the amount of interest and other charges due Bank as of that time. Each statement shall be considered correct and accepted by Borrower and presumptively binding upon Borrower unless Borrower notifies Bank to the contrary in writing within ten (10) days from Borrower’s receipt of the statement.

        Section 2.03   Borrower’s Note. To evidence its obligations hereunder, the Borrower shall execute and deliver to the Authority the Borrower’s Note, which shall:

(a) be dated the Closing Date and be payable to the Authority’s order in the principal amount of One Million Eight Hundred Fifty One Thousand Dollars ($1,851,000);

(b) bear interest on the unpaid principal amount thereof from the date advanced to the Maturity Date (defined below) at the Bank tax exempt rate of four and one-half percent (4.5%) per annum;

(c) be payable as to principal and interest monthly as provided in Sections 4.01 and 4.02 hereof; and

(d) be secured (and payment thereof shall be assured, as the case may be) by the Collateral Security Documents.

        Section 2.04   Covenants for Benefit of Bank. This Agreement is executed in part to induce the purchase of the Authority Note by the Bank for the benefit of the Borrower. Accordingly, all covenants and agreements on the part of the Borrower and the Authority, as set forth in this Agreement, are hereby declared to be for the benefit of the Bank.

        Section 2.05   Maximum Legal Rate. Borrower shall not be obligated to pay and Bank shall not collect interest on any Obligation at a rate in excess of the maximum permitted by law or the maximum that will not subject Bank to any civil or criminal penalties. If, because of the acceleration of maturity, the payment of interest in advance or any other reason, Borrower is required, under the provisions of any Loan Document or otherwise, to pay interest at a rate in excess of such maximum rate, the rate of interest under such provisions shall immediately and automatically be reduced to such maximum rate, and any payment made in excess of such maximum rate, together with interest thereon at the rate provided herein from the date of such payment, shall be immediately and automatically applied to the reduction of the unpaid principal balance of the applicable Note as of the date on which such excess payment was made. If the amount to be so applied to reduction of the unpaid principal balance exceeds the unpaid principal balance, the amount of such excess shall be refunded by Bank to Borrower.

ARTICLE III
DISBURSEMENTS

        Section 3.01   Method of Disbursement.

    (a)       Upon satisfaction of all conditions contained in this Agreement, but subject to the provisions of this Agreement, Bank agrees to advance the amounts to or for the benefit of Borrower under the Loan in accordance with the Budget attached hereto as Exhibit “A” and the Settlement Statement dated August 15, 2006 attached hereto as Exhibit “D” and incorporated herein by reference.

    (b)       Loan Advances under the Loan for Soft Costs incurred by Borrower will be made upon presentation of documentation satisfactory to Bank, but only to the extent the Soft Costs are described and itemized in the Budget.

(c) All Loan Advances shall be evidenced by the applicable Notes. Loan Advances may be used by the Borrower only to pay for those costs and expenses referred to and described in the Budget.

    (d)       Notwithstanding anything contained herein to the contrary, in no event shall Bank be required to approve any Loan Advance, or portion thereof, for any line item or cost category in excess of the amount budgeted therefor in the Budget, nor shall Bank be obligated to approve any Loan Advance, or portion thereof, in respect of any line item if the unadvanced portion of the Loan as budgeted in the Budget for such item shall be less than the amount which will be required for the completion of such item pursuant to the Plans and Specifications. Borrower may not, without the written approval of Bank, reallocate any funds remaining unused for any line item to other line items in the Budget.

    (e)       Upon completion of any line item or cost category, if any budgeted amount remains undisbursed in such line item or cost category, Borrower may, with Bank’s written consent, reallocate such undisbursed portion to the “Unallocated Contingencies” category, if any, of the Budget. If, at any time, Borrower requests Bank to make an Advance for any line item or cost category which, when combined with all prior Advances in such line item or cost category, shall exceed the amount budgeted therefor in the Budget, Borrower may, with Bank’s written consent, use a portion of the funds allocated under the “Unallocated Contingencies” category of the Budget, if available.

    (f)       Advances for construction of the Project Facility will be made only after the presentation of vouchers of the Contractor for labor, materials incorporated into on-site improvements, work completed, and other costs provided for in the Budget, but only after the Project Facility for which a Loan Advance is requested is inspected by the Bank to verify completion, quality of workmanship, and adherence to the presented vouchers and the Plans and Specifications, as more fully set forth in Section 6.13. No Loan Advances shall be made for any materials delivered but not yet incorporated into on-site improvements. Borrower shall pay the Bank an inspection fee for each inspection made by Bank’s inspecting engineer.

        Section 3.02.   Disbursement Requests; Disbursement Schedule, Etc.

    (a)       Each request for a Loan Advance shall be (i) submitted on a written form approved by Bank; and (ii) accompanied by those documents and subject to the satisfaction by the Borrower of those conditions more fully set forth in Section 7.01, as appropriate.

    (b)       At Bank’s option, Loan Advances may be made by (i) the issuance of co-payable treasurer’s checks to Borrower and the Contractor, subcontractors and/or suppliers, as appropriate, or (ii) by reimbursing Borrower through Borrower’s regular checking account with Bank, or (iii) directly to the Contractor, subcontractors, and suppliers.

(c) Final payment of each contract shall not be made until all conditions set forth in Sections 7.01 and 7.02 have been satisfied.

    (d)       Bank reserves the right to require seven (7) Business Days’ notice in writing from Borrower before each Loan Advance in order for the Bank to arrange for the Loan Advance and schedule any inspection required in connection therewith. All Loan Advances under this Agreement shall be made at the office of Bank or at such other place as Bank shall designate.

        Section 3.03.   Lien Waivers. If requested by Bank, Borrower shall furnish Bank with a schedule from Borrower in a form satisfactory to Bank identifying all Contractors and subcontractors who have performed work or furnished materials in connection with the Project Facility, together with lien waivers from the Contractor and all subcontractors who have performed work or furnished materials in connection with the Project Facility, current through the period covered by such request for funds.

        Section 3.04.   Material Damage. Notwithstanding any provision of this Agreement to the contrary, if the Project Facility or the Premises shall have suffered any material damage or destruction prior to any disbursement, such damaged or destroyed portion shall be restored or replaced in a manner acceptable to Bank without cost to Bank prior to any further disbursement by Bank.

        Section 3.05.   Other Disbursement Contingencies. Bank shall not be obligated to make any disbursement hereunder or to take any action hereunder or under the Loan Documents if, on the date of a proposed disbursement or the date of a proposed action, (i) a Default or Event of Default has occurred, (ii) any representation or warranty made by Borrower herein or in any of the other Loan Documents proves to be untrue in any material respect, or (iii) Bank determines, at any time, that the Project Facility will not be approved by the Borough of Coopersburg or other appropriate governmental regulatory authorities.

        Section 3.06.   Right to Stop Work; Correction of Defective Work. If Bank determines that any work or material does not comply with the Plans and Specifications or sound building practice or otherwise departs from the requirements of this Agreement or the Construction Contract, then Bank may require the work to be stopped and may withhold disbursements until the matter is corrected to Bank’s satisfaction. Bank shall also have the right to require that the work be stopped upon the occurrence of a Default or Event of Default. Borrower shall promptly correct any non-conforming work or materials. No such action by Bank will affect Borrower’s obligation to complete the Project Facility construction as provided herein. Bank shall be under no duty to examine, supervise or inspect the Plans and Specifications or the construction of the Project Facility. Any inspection or examination by Bank or Bank’s inspecting engineer (or other qualified Person selected by Bank) is for the sole benefit of Bank and shall not be relied upon by Borrower.

        Section 3.07.   In Balance. Anything contained in this Agreement to the contrary notwithstanding, it is expressly understood and agreed that the Loan shall at all times be “in balance.” The Loan shall be deemed to be “in balance” only at such time and from time to time as Bank or Bank’s inspecting engineer may determine in its sole discretion that the then undisbursed portion of the Loan equals or exceeds the amount necessary for the timely and full payment of (i) all work done and not theretofor paid for or to be done in connection with the completion of the construction of the Project Facility in accordance with the Plans and Specifications, and (ii) all other costs incurred and not theretofor paid for or to be incurred in connection with the Project. Borrower agrees that if any Loan is deemed not to be “in balance,” Borrower shall, within ten (10) days after written request by Bank, deposit the deficiency with Bank, which deficiency deposit shall first be exhausted before any further disbursement of any Loan is made. Bank shall not be obligated to make any Loan Advances if the Loan is not in balance.

ARTICLE IV
PAYMENT PROVISIONS

        Section 4.01.   Loan Payments.

    (a)       The Borrower hereby agrees to duly and punctually pay (i) the principal, premium, if any, and interest due and payable on the Borrower’s Note, and (ii) any other amounts due and payable by the Borrower under this Agreement. Any other amounts required to be paid under this Agreement shall be paid by the Borrower to the party entitled to receive same hereunder and in the manner provided for herein. Loan payments shall be made by the Borrower with the Borrower’s funds. It is the intention of the Authority and the Borrower that, notwithstanding any other provision of this Agreement, the Authority shall receive funds from the Borrower under this Agreement with respect to payments due on the Borrower’s Note at such times and in such amounts as will enable the Authority to timely meet all of its obligations under the Authority Note, including any such obligations surviving the payment of the Authority Note.

    (b)       All Loan payments and other sums due and payable to the Authority or the Bank under this Agreement shall be absolutely net to the Authority or the Bank, as applicable, free of any taxes, costs, liabilities or other deductions whatsoever with respect to the Project Facility and the maintenance, repair, rebuilding, use or occupation thereof or any portion thereof, so that this Agreement shall yield all amounts due hereunder net to the Authority or the Bank throughout the term hereof.

        Section 4.02.   Time of Loan Payments on Borrower's Note.

(a) The Borrower shall pay to the Bank, as assignee of the Authority, on the dates and times hereinafter set forth, the sums set forth in clause (i) below:

    (i)       Interest only at the Bank tax exempt rate of four and one-half percent (4.5%) shall be due and payable in arrears on the 15th day of each month commencing on the 15th day of September, 2006 and continuing until August 15, 2007. Commencing September 15, 2007 and continuing on the 15th day of each month thereafter until August 15, 2021, there shall be equal payments of principal and interest at the interest rate set forth above. The entire unpaid principal amount hereof, together with accrued and unpaid interest thereon and all other amounts payable hereunder shall be due and payable on August 15, 2021 (the “Maturity Date”). See the amortization schedule attached hereto as Exhibit “E” and incorporated herein by reference.

    (ii)       It is understood and agreed that all payments payable by the Borrower under Section 4.02(a)(i) are assigned by the Authority to the Bank as the owner of the Authority Note. The Borrower consents to and approves of such assignment. The Authority hereby directs the Borrower and the Borrower hereby agrees to pay to the Bank at the office of the Bank or such other place as the Bank may direct, all payments payable by the Borrower pursuant to this Section 4.02(a)(ii).

        Section 4.03.   Additional Payments; Taxes; Utility Charges. As additional payments hereunder (collectively, the “Additional Payments”), the Borrower, during the term of this Agreement, shall pay, or cause to be paid, the following:

    (a)       To the public officers charged with the collection thereof, promptly as the same become due, all taxes (or contributions or payments in lieu thereof), including but not limited to, income, profits or property taxes, which may now or hereafter be imposed by the United States of America, any state or municipality or any political subdivision or subdivisions thereof, and all assessments for public improvements or other assessments, levies, license fees, charges for publicly supplied water or sewer services, excises, franchises, imposts and charges, general and special, ordinary and extraordinary (including interest, penalties and all costs resulting from delayed payment of any of the foregoing) of whatever name, nature and kind and whether or not now within the contemplation of the parties hereto and which are now or may hereafter be levied, assessed, charged or imposed or which are or may become a lien upon the payments due under this Agreement, the Project Facility or the use or occupation thereof, or upon the Borrower, the Authority or the Bank, or upon any franchises, businesses, transactions, income, earnings and receipts (gross, net or otherwise) of the Borrower in connection with the Project Facility, or its earnings, profits or receipts from, or its subleasing of, the Project Facility provided, however, that the Borrower shall not be required to pay or discharge, or cause to be paid or discharged, any tax, assessment, lien or other matter hereunder so long as the validity thereof is being contested in good faith and by appropriate legal proceedings diligently pursued, so long as the operation of the Project Facility or the receipt of income therefrom is not adversely affected by reason thereof;

(b) All reasonable fees, charges and expenses of the Bank (including, without limitation, counsel fees), as and when the same become due and payable;

    (c)       The reasonable fees and expenses of such accountants, consultants, attorneys and other experts as may be engaged by the Authority or the Bank to prepare audits, financial statements, reports, opinions or provide such other services required under this Agreement; and

    (d)       The reasonable fees and expenses of the Authority in connection with this Agreement or the Authority Note and any and all other expenses incurred in connection with the authorization, issuance, sale and delivery of the Authority Note or incurred by the Authority in connection with any litigation which may at any time be instituted involving this Agreement, the Authority Note or any of the other documents contemplated thereby, or incurred in connection with the administration of this Agreement, or otherwise in connection with this Agreement, or any of the other documents, instruments or agreements in connection therewith.

        Such Additional Payments shall be billed to the Borrower, from time to time, by the Authority or the Bank, as the case may be, together with a statement certifying that the amount billed has been paid or incurred and attaching reasonable supporting documentation indicating that the amount billed has been paid or incurred for one or more of the above items. After such a demand, amounts so billed shall be paid by the Borrower within ten (10) days after receipt of the bill by the Borrower.

        Section 4.04.   Acceleration of Payment to Prepay Authority Note. Whenever the Authority Note is subject to prepayment pursuant to its terms and the provisions hereof, the Authority will, upon request of the Borrower, direct the Bank to call the same for redemption as provided in the Authority Note or herein. In the event of any prepayment of the Authority Note, the Borrower will pay, or cause to be paid, to the Bank an amount equal to the applicable prepayment price as a prepayment of that portion of the Loan payment corresponding to that portion of the Authority Note to be redeemed, together with interest accrued to the date of redemption, and will also pay all fees and expenses of the Authority and the Bank arising with respect to such redemption or otherwise due and owing hereunder at such times and in such amounts as are required to effect the optional redemption of the Authority Note.

        Section 4.05.   No Defense or Set-Off. The obligations of the Borrower to make Loan payments shall be absolute and unconditional without any defense or set-off for any reason, including, without limitation, any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project Facility, invalidity or unenforceability of the Notes, commercial frustration of purpose or failure of the Authority to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or in connection with this Agreement, it being the intention of the parties that the payments required of the Borrower hereunder will be paid in full when due without any delay or diminution whatsoever.

        Section 4.06.   Termination Upon Payment of Notes. When interest on, and principal, premium, if any, on the Notes, together with all other amounts due and payable by the Borrower hereunder, shall have been irrevocably paid and satisfied in full, this Agreement shall automatically terminate (other than with respect to those matters set forth in Section 4.09 below).

        Section 4.07.   Assignment of Authority’s Rights. As security for the payment of the Authority Note, the Authority will assign to the Bank all the Authority’s rights under this Agreement. Without limiting the generality of the provisions of Article V, the Borrower consents to such assignment and agrees to make the Loan payments under Section 4.01 directly to the Bank, as assignee of the Authority, without defense or set-off by reason of any dispute between the Borrower and the Authority. Whenever the Borrower is required to obtain the consent of the Authority hereunder, the Borrower shall also be required to obtain the consent of the Bank by reason of the above-described assignment of rights.

        Section 4.08.   Assignment by Borrower. This Agreement may not be assigned in whole or in part by the Borrower without the prior written consent of the Bank and the Authority; and further provided that no assignment pursuant to this Section 4.08 shall be made otherwise than in accordance with the Act and the Code. The Borrower shall, concurrently with the execution thereof, furnish or cause to be furnished to the Authority and the Bank a true and complete copy of each such assignment, together with any instrument of assumption.

        Section 4.09.   Indemnity Against Claims.

    (a)       The Borrower and Guarantor agree that at all times they will protect and hold the Authority and the Bank, and the respective officers, members, directors, officials, employees and agents of each of them harmless and indemnified from and against all claims for losses, damages or injuries to others, including death, personal injury and property damage or loss, arising during the term hereof or during any other period arising out of the acquisition and construction of the Project Facility; and the Authority shall not be liable for any loss, damage or injury to the Person or property of the Borrower or their agents, servants or employees or any other Person who or which may be upon the Project Facility or damaged or injured as a result of any condition existing or activity occurring upon the Project Facility or any other matter connected directly or indirectly therewith due to any act or negligence of any Person, excepting only willful misconduct of the Authority and the Bank, and the respective officers, agents, members or employees of each of them. The indemnity provided for in this Section 4.09(a) shall be effective only to the extent that any loss sustained by the Authority and the Bank, and the respective officers, members, employees and agents of each of them shall be in excess of the net proceeds actually recovered and received by the Authority from any insurance carried with respect to the loss sustained.

    (b)       The Borrower and Guarantor will indemnify, hold harmless and defend the Authority and the Bank and the respective officers, members, directors, officials and employees of each of them against all losses, costs, damages, expenses, suits, judgments, actions and liabilities of whatever nature (including, but not limited to, reasonable attorneys’ fees, litigation and court costs, amounts paid in settlement and amounts paid to discharge judgments) directly or indirectly resulting from or arising out of or related to: (i) the design, construction, installation, operation, use, occupancy, maintenance or ownership of the Project Facility (including compliance with laws, ordinances and rules and regulations of public authorities relating thereto); or (ii) any statements or representations with respect to the Borrower, the Project Facility, this Agreement, the Authority Note, or any other documents or instruments delivered at or in connection with the closing held on the Closing Date (including any statements or representations made in connection with the offer or sale thereof) made or given to the Authority or the Bank by the Borrower or Guarantor or any of their officers, agents or employees, including, but not limited to, statements or representations of facts, financial information or Borrower’s affairs. The Borrower also will pay and discharge and indemnify and hold harmless the Authority and the Bank from (x) any lien or charge upon payments by the Borrower to the Authority and the Bank under this Agreement and (y) any taxes (including, without limitation, any ad valorem taxes and sales taxes, assessments, impositions and other charges in respect of any portion of the Project Facility). If any such claim is asserted, or any such lien or charge upon payments, or any such taxes, assessments, impositions or other charges are sought to be imposed, the Authority or the Bank will give prompt notice to the Borrower, and the Borrower will have the sole right and duty to assume, and will assume, the defense thereof, with full power to litigate, compromise or settle the same in its sole discretion. The Borrower’s obligations, liabilities and duties hereunder shall not be diminished or altered (i) by reason of the assumption of any defense required hereby or (ii) by the outcome of any proceeding, investigation or litigation with respect to any matters described in this Section 4.09(b).

    (c)       If the indemnification provided herein is for any reason determined to be unavailable to the Authority or the Bank, then, with respect to any such loss, claim, demand or liability, including expenses in connection therewith, the Authority and the Bank, as appropriate, shall be entitled as a matter of right to contribution by the Borrower. The amount of such contribution shall be in such proportion as is appropriate to reflect relative culpability of the parties.

        Section 4.10.   Authority is Conduit Issuer; Borrower is Real Party in Interest; Covenant Not to Sue.

    (a)       The Borrower hereby expressly acknowledges that the Authority is a conduit issuer and that all of the right, title and interest of the Authority in and to this Agreement, but not the obligations of the Authority, are to be assigned to the Bank (except for the right of the Authority to receive its reasonable fees and expenses and to indemnification), naming the Bank its true and lawful attorney for and in its name to enforce the terms and conditions of this Agreement.

    (b)       The Borrower covenants and agrees that it shall neither sue the Authority, or any of its board members, officers, agents or employees, past, present or future, for any claim, loss, demand, action or nonaction based upon the financing contemplated hereby, nor ever raise as a defense in any proceedings whatsoever that the Authority is the true party in interest. Notwithstanding the provisions of the foregoing sentence, the Borrower shall be entitled to (i) bring an action of specific performance against the Authority to compel any action required to be taken by the Authority hereunder or an action to enjoin the Authority from performing any action prohibited hereunder or under any other documents, by this instrument or any other agreement executed and delivered in connection with the issuance of the Authority Note, but no such action shall in any way impose pecuniary liability upon the Authority or any of its board members, officers, agents or employees, and (ii) join the Authority in any litigation if such joinder is necessary to pursue any of the Borrower’s rights, provided that, prior to such joinder, the Borrower shall post such security as the Authority may reasonably require to protect further the Authority from loss with respect thereto.

ARTICLE V
BORROWER’S OBLIGATIONS; ASSIGNMENT TO BANK

        Section 5.01.   General Obligation of the Borrower. This Agreement constitutes a general obligation of the Borrower and the full faith and credit of the Borrower is pledged to the payment of all amounts due hereunder.

        Section 5.02.   Assignment to Bank. Immediately following execution and delivery hereof, the Authority shall assign this Agreement and the Borrower’s Note and all Loan payments payable hereunder and under the Borrower’s Note (except its right to receive its fees and expenses and indemnification) to the Bank. The Borrower: (1) consents to such assignment and accepts notice thereof with the same legal effect as though such acceptance were embodied in separate instruments, separately executed after execution of such assignments; (2) agrees to pay directly to the Bank all payments payable hereunder for application to amounts then due and payable or to become due and payable under the Authority Note, such payments to be paid by the Borrower to the Bank without any defense, set-off or counterclaim arising out of any default on the part of the Authority under the Agreement or any transaction between the Borrower and the Authority; and (3) agrees that the Bank may exercise any and all rights and pursue any and all remedies granted the Authority hereunder.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

        In order to induce the Authority to enter into this Agreement and to make the Loan and to induce the Bank to purchase the Authority Note from the Authority, the Borrower and Guarantor represent and warrant to the Authority and to the Bank that:

        Section 6.01.   Organization and Qualification. The Borrower is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

        Section 6.02.   Power and Authority. The Borrower has all requisite power and authority to execute, deliver and perform this Agreement, the Borrower’s Note, and the Loan Documents, to borrow under this Agreement and to create the collateral security interests for which the Collateral Security Documents provide, and has taken all necessary action to authorize the borrowings hereunder on the terms and conditions of this Agreement and the execution, delivery and performance of this Agreement and the Loan Documents. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents.

        Section 6.03.   Enforceability. This Agreement constitutes, and the Loan Documents, when executed and delivered to Bank pursuant to the provisions of this Agreement, will constitute valid obligations of the Borrower and Guarantor legally binding upon them and enforceable in accordance with their respective terms, except as enforceability of the foregoing may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights.

        Section 6.04.   Conflict with Other Instruments. The execution, delivery and performance of this Agreement and the Loan Documents will not violate or contravene any provision of any existing law or regulation or decree of any court, governmental authority, bureau or agency having jurisdiction in the premises or of any mortgage, indenture, security agreement, contract, undertaking or other agreement to which the Borrower is a party or which purports to be binding upon it or any of its properties or assets, and will not result in the creation or imposition of any lien, charge, encumbrance on, or security interest in, any of its properties or assets pursuant to the provisions of any such mortgage, indenture, security agreement, contract, undertaking or other agreement.

        Section 6.05.   Litigation. There are no actions, suits or proceedings before any court or governmental department or agency (whether or not purportedly on behalf of the Borrower) pending or, to the knowledge of the Borrower, threatened (a) with respect to any of the transactions contemplated by this Agreement or (b) against or affecting the Borrower or any of its properties which, if adversely determined, could have a material adverse effect upon the financial condition, business or operations of the Borrower or its ability to repay the Borrower’s Note.

        Section 6.06.   Properties. The Borrower has legally enforceable leases of, or good and marketable title to, all its properties and assets, real and personal, except for defects of title to real property which do not affect the marketability thereof and which do not materially impair the value or usefulness thereof. Such properties and assets are subject to no mortgage, security interest, pledge, lien, charge, encumbrance or title retention or other security agreement or arrangement of any nature whatsoever, except as permitted by subsection 10.02 hereof.

        Section 6.07.   Default. The Borrower is not in default under any material existing agreement, and no Default hereunder has occurred and is continuing.

        Section 6.08.   Taxes. The Borrower has filed or caused to be filed all tax returns (including, without limitation, those relating to Federal and state income taxes) required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it (other than those being contested in good faith by appropriate proceedings for which adequate reserves have been provided on its books). No tax liens have been filed against the property or assets of the Borrower, and no claims are being asserted with respect to such taxes which, if adversely determined, could have a material adverse effect upon the financial condition, business or operations of the Borrower.

        Section 6.09.   Financial Condition. All balance sheets, profit and loss statements, and other financial statements of the Borrower which will hereafter be furnished to Bank, will be (when furnished) true and correct and will (when furnished) present fairly, accurately and completely the consolidated financial position of the Borrower and the results of its operations as of the dates and for the periods for which the same are furnished. All such financial statements have been prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis. The Borrower does not possess any “loss contingency” (as that term is defined in Financial Accounting Standards Board, Statement of Financial Accounting Standards No. 5 - “FASB 5”) which is not accrued, reflected, or reserved against in its balance sheet or disclosed in the footnotes to such balance sheet. There has been no material adverse change in the business, properties, operations or condition (financial or otherwise) of the Borrower since the date of the financial statements which were most recently furnished by the Borrower to Bank. No event has occurred which could reasonably be expected to interfere substantially with the normal business operations of the Borrower, except as disclosed in writing to Bank heretofore or concurrently herewith.

        Section 6.10.   ERISA.

(a) Except as specifically disclosed to the Bank in writing prior to the date of this Agreement:

(i) there is no Accumulated Funding Deficiency with respect to any Employee Pension Plan;

(ii) no Reportable Event has occurred with respect to any Employee Pension Plan;

(iii) no violations of the Code have occurred that could potentially cause the loss of the tax qualified status of any Employee Pension Plan;

(iv) neither the Borrower nor any Controlled Group Member has incurred Withdrawal Liability with respect to any Multiemployer Plan; and

(v) no Multiemployer Plan is in Reorganization.

    (b)       No liability (whether or not such liability is being litigated) has been asserted against any of the Borrower or any Controlled Group Member in connection with any Employee Pension Plan or any Multiemployer Plan by the PBGC, by the trustee of a trust established pursuant to ERISA §4049, by a trustee appointed pursuant to ERISA §4042(b) or (c), or by a sponsor or an agent of a sponsor of a Multiemployer Plan, and no lien has been attached and no person has threatened to attach a lien on the Borrower or its Controlled Group Members’ property as a result of failure to comply with ERISA or as a result of the termination of any Employee Pension Plan.

    (c)       Each Employee Pension Plan, as most recently amended, including amendments to any trust agreement, group annuity or insurance contract, or other governing instrument, is the subject of a favorable determination letter by the Internal Revenue Service with respect to its qualifications under Code §401(a) and such Employee Pension Plan’s related trusts are exempt from taxation under Code §501(a). The Borrower has furnished Bank with a copy of the most recent actuarial report for each Employee Pension Plan which is a defined benefit pension plan and each such report is accurate in all material respects. Neither the Borrower nor any Controlled Group Member has an unfulfilled obligation to contribute to any Multiemployer Plan.

        Section 6.11.   Contractor. Borrower shall notify the Bank promptly of any contemplated change in the Contractor, which change shall be subject to the approval of the Bank. Borrower shall cause each contractor to provide Bank upon request with copies of its most recent annual financial statements.

        Section 6.12.   Construction Contract. Borrower shall, on or before the date(s) required hereunder, but not later than three (3) days before Closing, execute and deliver the Construction Contract, which shall be subject to the review and approval by the Bank, which review and approval shall not be considered a substitute for Borrower’s review and approval.

        Section 6.13.   Plans and Specifications; Change Orders. Borrower shall provide to the Bank complete plans and specifications (collectively, the “Plans and Specifications”) for the construction of the Project Facility on or before the date required hereunder, signed by Borrower and the Contractor, and which Plans and Specifications shall set forth the layout, design, and dimensions of the Project Facility and be subject to review and approval by the Bank. Any such review and approval by the Bank shall be for the Bank’s purposes only and shall not be considered a substitute for Borrower’s review and approval. All change orders in the Plans and Specifications increasing or decreasing costs equal to or in excess of five percent (5%) of the amount of construction costs, under any contract or in the aggregate, or any change in specifications or materials used which significantly alters the construction of the Project Facility as first presented, must first receive written approval from the Bank before implementation, which approval may be withheld in the Bank’s sole discretion.

        Section 6.14.   Budgets. The Budget attached hereto as Exhibit “A” is complete and accurate, and contains a detailed itemization of all construction costs and Soft Costs to be incurred in connection with the construction of the Project Facility, which Budget shall be subject to review and approval by the Bank. Any such review and approval by the Bank shall be for the Bank’s purposes only and shall not be considered a substitute for the Borrower’s review and approval. Any change to any Budget item increasing or decreasing the cost thereof equal to or in excess of five percent (5%) must first receive the written approval of the Bank before implementation, which approval may be withheld in the Bank’s sole discretion.

        Section 6.15.   Use of Proceeds. The proceeds of the Loan shall be used by the Borrower solely for the purpose of completing the Project.

        Section 6.16.   Regulation . The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Loan will be used by the Borrower to purchase or carry any margin stock or to reduce or retire any indebtedness incurred for such purpose or to extend credit to others for such purpose.

        Section 6.17.   Permits. On or before the Closing Date, Borrower will obtain a validly issued building permit and such other permits as may be required by law for the construction of the Project Facility in accordance with the Plans and Specifications.

        Section 6.18.   Contracts. On or before the Closing Date, all contracts affecting or relating to the management or operation of the Project, including, without limitation, the Construction Contract, will be delivered to Bank for Bank’s review and approval or rejection.

        Section 6.19.   Construction. Within thirty (30) days after receiving a building permit therefor, Borrower shall commence construction of the Project Facility and shall thereafter diligently proceed to complete such construction in accordance with the provisions of the Plans and Specifications, and in the case of the Project Facility, employing sufficient workmen and supplying sufficient materials for that purpose. Borrower shall substantially complete, or cause the completion of, the Project Facility with any sewers, laterals, water and all other public utility connections, grading, paving, curbing and all other improvements, as may be required. If the Plans and Specifications do not fully provide for the completed Project Facility or do not fully provide for all labor and materials necessary to provide for the completed Project Facility, or should the Plans and Specifications be inadequate in any respect, Borrower shall provide without delay all labor, materials, and whatever else is necessary to fully complete the Project Facility.

        Section 6.20.   Additional Funds. Borrower shall provide, from sources other than the Loan, the funds necessary to pay all other indebtedness secured by the Premises, and to pay the total construction costs of the Project Facility in excess of the amounts available to Borrower under the Loan. If, at any time, the Bank shall determine that the undisbursed balance of the proceeds of the Loan will be insufficient to pay in full the foregoing obligations, Borrower shall promptly provide the Bank with evidence satisfactory to the Bank that Borrower has sufficient funds available to pay the excess costs as they are incurred, and the Bank reserves the right to require Borrower to deposit with the Bank, within ten (10) days after any request by the Bank, sufficient funds to pay the foregoing obligations in full, prior to making any further Loan Advances.

        Section 6.21.   Workmanship. All work performed to construct the Project Facility shall be performed in a good and workmanlike manner utilizing materials which are free from defects. Upon written notice from the Bank, Borrower shall proceed with due diligence, at Borrower’s expense, properly to replace or cause the replacement of any defective material and to perform or cause the performance of any labor necessary to correct any defect in the work. If Borrower fails, within ten (10) days after written notice from the Bank, to replace or begin to replace defective materials or perform any labor required under this Section 6.21, the Bank may furnish such material and labor as are necessary to correct the work, and Borrower shall immediately reimburse the Bank therefor, together with interest thereon at the Default Rate under the Notes.

        Section 6.22.   Notice to Subcontractors. Borrower shall cause the Contractor and all other general contractors hired in connection with the Project to give their subcontractors written notice of the payment terms of the Construction Contract and all other contracts with Borrower in accordance with the provisions of the Contractor and Subcontractor Payment Act.

        Section 6.23.   Compliance with Laws. In the performance of all construction contemplated hereunder, Borrower shall comply with the laws of the Commonwealth of Pennsylvania and the ordinances, regulations, and rules of any Federal or State agency and of any municipal or public authority of the Borough of Coopersburg and its various boards and departments which apply to or affect the Project Facility, even though the particulars may not be set forth in the Plans and Specifications. Borrower shall save the Bank harmless from all fines, shall give the proper authorities all requisite notice relative to the work, and shall procure and pay for all necessary licenses and permits with respect thereto.

        Section 6.24.   Materials Annexed. All materials delivered upon the Premises or upon the land or highways nearby for the purpose of being used in the construction of the Project Facility shall be considered annexed thereto and shall become a part of the Premises as if actually incorporated therein, and shall be subject, as against Borrower and all Persons acting or claiming under it, to the rights, conditions, and covenants to which the Premises are subject under this Agreement and the other Loan Documents. Nothing herein contained shall be construed to make the Bank responsible for any loss of or damage or injury to such materials nor for payment for the same.

        Section 6.25.   Title to Materials. Without the written consent of the Bank, Borrower shall not make or cause to be made or permit any contract for materials or equipment of any kind or nature whatsoever to be incorporated in or to become part of the Project Facility, the title to which is reserved under conditional sale, chattel mortgage, bailment lease, secured transaction, or otherwise in favor of a third person.

        Section 6.26.   Operations of Borrower. All operations of the Borrower have been carried on in accordance with all applicable laws, statutes, ordinances, rules and regulations. No investigation by any governmental authority, federal, state or local, is pending or threatened against the Borrower.

        Section 6.27.   Labor. As of the date hereof, the Borrower is not involved in any strike, lock-out, boycott or any other labor trouble, similar or dissimilar, nor is it involved in labor negotiations.

        Section 6.28.   Group Health Plans. The Borrower and each Subsidiary (a) provide COBRA Continuation Coverage under group health plans for separating employees in accordance with the provisions of Section 4980B(f) of the Code and (b) are in compliance with the provisions of Section 1862(b)(1) of the Social Security Act.

        Section 6.29.   Fictitious Names. The Borrower does not operate or do business under any assumed, trade or fictitious names.

        Section 6.30.   Environmental Matters.

    (a)       To the best of the Borrower’s and Guarantor’s knowledge, the Premises have never been and are not being used to make, store, handle, treat, dispose of, generate, or transport Hazardous Substances in violation of any applicable law. There has never been a Release of Hazardous Substances on, from, or near the Premises or any other property owned or used by the Borrower or the Guarantor in violation of any applicable law or that caused or might cause Contamination, and no Contamination exists on any such property.

    (b)       Neither the Borrower nor Guarantor nor any Subsidiary has ever received any notification, citation, complaint, violation, or notice of any kind from any Person relating or pertaining to the making, storing, handling, treating, disposing, generating, transporting, or Release of any Hazardous Substances, and neither the Borrower nor the Guarantor nor any Subsidiary nor any property owned or used by the Borrower, the Guarantor or any Subsidiary is under any investigation with respect to any such matters.

        Section 6.31.   Compliance Matters. The Project Facility complies with all requirements of law including those relating to building, zoning, subdivision, and environmental protection.

        Section 6.32.   Zoning. The Improvements, when constructed, and the use thereof as a manufacturing facility, will comply with all applicable zoning ordinances and requirements, and all other applicable statutes, ordinances and codes (including, without limitation, building, health, and safety). There is no legal action pending or, to the best of the Borrower’s knowledge, threatened with respect to, or any proposed changes in, any zoning or other ordinances which, if determined adversely to the interests of the Borrower, could have a material adverse impact on the Borrower’s ability to complete the Improvements or use the Improvements in the manner proposed to be used by the Borrower.

        Section 6.33.   Documents. Copies of the documents delivered to Bank pursuant to Article VIII are or will be, when furnished, true, correct, and complete copies of the final documents executed (or to be executed) by the parties thereto.

        Section 6.34.   No Eminent Domain. No part of the Project Facility has been damaged or taken by, or is under cloud of, eminent domain proceedings.

        Section 6.35.   No Casualty Damage. The Project Facility is not now damaged or injured as a result of any fire, explosion, accident, flood, or other casualty.

        Section 6.36.   Access. The Project Facility has unqualified access to and from a public road.

        Section 6.37.   Utilities. Electricity, potable water, sanitary sewer collection and treatment facilities, storm water facilities, and fuel are available at or to the Premises and are sufficient to service all parts of the Improvements (when constructed).

        Section 6.38.   Flood Areas. No part of the Premises is in an “area of special flood hazard,” as that term is defined in the National Flood Insurance Act of 1968 (as amended and supplemented by the Flood Disaster Protection Act of 1973).

        Section 6.39.   Erection of Sign. Borrower shall, during the construction of the Project Facility, permit the Bank to advertise in print media and to erect a sign at the Premises to identify the Bank as the lender, which sign shall be erected and maintained by Borrower at Borrower’s expense in a visible location mutually agreeable to Borrower and the Bank.

        Section 6.40.   Warranties. Borrower shall, upon completion of the Project Facility, furnish Bank copies of all warranties received by Borrower, the Contractor or subcontractors for materials or equipment incorporated in the work.

        Section 6.41.   Inspections. Borrower acknowledges and agrees that the Bank, the Bank’s inspecting engineer (or other Person selected by the Bank) and other agents of the Bank are permitted, at all times, the right of entry and free access to the Premises and the right to inspect all work done, labor performed and material furnished or to be furnished in furtherance of the Project Facility. Borrower agrees to pay any and all standard and customary inspection fees charged by the Bank in connection with the foregoing.

        Section 6.42.   Release of Liens. Borrower shall, upon completion of the Project Facility, furnish Bank or its counsel a complete release of liens by the Contractor and all subcontractors and materialmen.

        Section 6.43.   Future Appraisals. Upon the occurrence of an Event of Default, the Bank shall have the right to obtain an additional appraisal of the Project Facility at Borrower’s expense.

        Section 6.44.   Additional Information. Borrower shall disclose to the Bank, within ten (10) days of demand therefor, the names of all Persons with whom Borrower has contracted or intends to contract in connection with the construction of the Project Facility or the furnishing of any labor, materials, or services in connection therewith.

        Section 6.45.   Mechanics’ Liens. Borrower shall fully pay and discharge all claims for labor done and material and services furnished and shall take all other steps to forestall the assertion of claims of liens against the Premises. If any mechanic’s lien or security interest shall be filed against the Premises or any part thereof, or any interest therein, by reason of work, labor, services or materials supplied or claimed to have been supplied, or any municipal lien or other lien or encumbrance is recorded or filed and is not discharged within fifteen (15) days after the filing or recording thereof and the Bank is not satisfied with the reasons for which such lien or encumbrance has not been paid or dismissed, then the Bank may, at its option, pay and discharge said lien or encumbrance, in which case the sum which Bank shall have so paid shall be considered as part of the Loan Advances made under the Loan designated by the Bank, shall bear interest at the Default Rate under the Notes from the date of payment by the Bank until the date of repayment, shall be evidenced by the Notes, and shall be secured or assured, as appropriate, by the Collateral Security Documents.

        Section 6.46.   No Omissions. Neither this Agreement nor any Loan Document required to be delivered pursuant to this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state a material fact required to be stated in order to make such statement, document or other instrument not misleading.

        Section 6.47.   Disclosure. None of the Loan Documents contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary in order to make the statements contained in this Agreement or the Loan Documents not misleading. There is no fact known to Borrower which materially adversely affects or, so far as Borrower can now foresee, might materially adversely affect the business, assets, operations, financial condition or results of operation of Borrower and which has not otherwise been fully set forth in this Agreement or in the Loan Documents.

        Section 6.48.   Organization and Qualification of Guarantor. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Montana.

        Section 6.49.   Power and Authority of Guarantor. The Guarantor has the power to execute, deliver and perform its Guaranty, and has taken all necessary action to authorize the Guaranty and the execution, delivery and performance of its Guaranty. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery, performance, validity or enforceability of its Guaranty.

        Section 6.50.   Enforceability Against Guarantor. The Guaranty, when executed and delivered to Bank pursuant to the provisions of this Agreement, will constitute valid obligations of the Guarantor legally binding upon it and enforceable in accordance with its terms, except as enforceability of the foregoing may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights.

        Section 6.51.   Conflict with Other Instruments of Guarantor. The execution, delivery and performance of the Guaranty by the Guarantor will not violate or contravene any provision of any existing law or regulation or decree of any court, governmental authority, bureau or agency having jurisdiction in the premises or of the organizational and related documents of the Guarantor or of any mortgage, indenture, security agreement, contract, undertaking or other agreement to which the Guarantor is a party or which purports to be binding upon it or any of its properties or assets, and will not result in the creation or imposition of any lien, charge, encumbrance on, or security interest in, any of its properties or assets pursuant to the provisions of any such mortgage, indenture, security agreement, contract, undertaking or other agreement.

        Section 6.52.   Litigation Against Guarantor. There are no actions, suits or proceedings before any court or governmental department or agency (whether or not purportedly on behalf of the Guarantor) pending or, to the knowledge of the Guarantor, threatened (a) with respect to any of the transactions contemplated by this Agreement or (b) against or affecting the Guarantor or any of its properties which, if adversely determined, could have a material adverse effect upon the financial condition, business or operations of the Guarantor or its ability to repay the Borrower’s Note.

        Section 6.53.   Default of Guarantor. The Guarantor is not in default under any material existing agreement, and no Default hereunder has occurred and is continuing.

        Section 6.54.   Financial Condition of Guarantor. All balance sheets, profit and loss statements, and other financial statements of the Guarantor which will hereafter be furnished to Bank, will be (when furnished) true and correct and will (when furnished) present fairly, accurately and completely the consolidated financial position of the Guarantor and the results of its operations as of the dates and for the periods for which the same are furnished. All such financial statements have been prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis. Neither the Guarantor nor any Subsidiary possesses any “loss contingency” (as that term is defined in Financial Accounting Standards Board, Statement of Financial Accounting Standards No. 5 - “FASB 5”) which is not accrued, reflected, or reserved against in its balance sheet or disclosed in the footnotes to such balance sheet. There has been no material adverse change in the business, properties, operations or condition (financial or otherwise) of the Guarantor or any Subsidiary since the date of the financial statements which were most recently furnished by the Guarantor to Bank. No event has occurred which could reasonably be expected to interfere substantially with the normal business operations of the Guarantor, except as disclosed in writing to Bank heretofore or concurrently herewith.

        Section 6.55.   Operations of Guarantor. All operations of the Guarantor have been carried on in accordance with all applicable laws, statutes, ordinances, rules and regulations. No investigation by any governmental authority, federal, state or local, is pending or threatened against the Guarantor.

        Section 6.56.   Fictitious Names of Guarantor. The Guarantor does not operate or do business under any assumed, trade or fictitious names.

ARTICLE VII
CONDITIONS OF DISBURSEMENT

        Section 7.01.   Advances of Loan. The obligation of the Bank to make the Loan Advances of the Loan described in Article II is subject to the conditions set forth in this Article VII as follows:

    (a)       Representations; No Default. The representations and warranties contained in Article 6 shall be true and correct on and as of the date of the such Loan Advances with the same effect as if made on and as of such date, and no Default or Event of Default shall be in existence on the date of the making of such Loan Advances or shall occur as a result thereof.

    (b)       Budget. The Borrower shall have submitted the Budget for the Loan to the Bank and the Bank shall have approved the same and all changes thereto. The Budget shall include a detailed itemization, on forms acceptable to the Bank, of all construction costs to be incurred in connection with the Project Facility, including (without limitation) all engineering and consulting fees, initialed by the Borrower and the Contractor, and a detailed itemization, on forms acceptable to the Bank, of all non-construction costs to be incurred by the Borrower in connection therewith, including, without limitation, all Soft Costs.

(c) Plans and Specifications. Borrower shall have submitted complete Plans and Specifications for the Project Facility to the Bank and the Bank shall have approved the Plans and Specifications.

    (d)       Environmental Matters. Borrower shall have provided the Bank with evidence satisfactory to the Bank that the current and past practices at the Premises with respect to the discharge, emission, handling, disposal or existence of Hazardous Substances have been and continue to be in compliance with all federal, state and local laws, rules, and regulations. In connection with the foregoing, prior to the Closing Date, Borrower shall furnish to the Bank a Phase I environmental audit of the Premises and a transaction screen questionnaire which shall be satisfactory, in form and substance, to the Bank. Based upon Bank’s review of the aforesaid Phase I environmental audit and transaction screen questionnaire, the Bank reserves the right to require additional testing and review of the Premises with the results thereof being satisfactory to the Bank, before making any Loan Advance. All Hazardous Substances identified in such Phase I environmental audit shall have been removed from the Premises in compliance with all federal, state and local laws, rules, and regulations.

    (e)       Legal Opinion. Borrower and Guarantor shall cause to be submitted to the Bank the opinion of their counsel relating to Borrower, Guarantor and the Loan Documents, which shall be satisfactory, in form and substance, to the Bank and its counsel.

    (f)       Loan Documents, Collateral, Etc. (i) Borrower and Guarantor shall have delivered, or caused to be delivered, to Bank duly executed original counterparts of each of the Loan Documents to which each is a party; (ii) financing statements describing the Collateral shall have been filed in each such jurisdiction and in each such office as shall have been required by the Bank; (iii) the Mortgage shall have been recorded with the Lehigh County Recorder’s Office; and (iv) all other documents shall have been executed and delivered to the Bank.

    (g)       Soil Condition. Borrower shall have submitted to the Bank evidence, satisfactory to the Bank, that the soil condition at the Premises is suitable for the construction of the Project Facility and does not contain any hydric soils.

(h) Borrower’s and Guarantor’s Authorizations. Borrower and Guarantor, as applicable, shall have delivered to the Bank:

    (i)       a copy, certified by the Secretary of Borrower and Guarantor, of the resolutions of the Board of Directors of Borrower and Guarantor authorizing and approving (i) its execution and delivery of and performance under this Agreement and the other Loan Documents, (ii) the borrowings provided for hereunder, and (iii) the creation of the collateral security interests for which the Collateral Security Documents provide;

(ii) Borrower’s articles or certificate of incorporation, certified by the Secretary of the State of Delaware as of a recent date;

(iii) Guarantor’s articles or certificate of incorporation, certified by the Secretary of the State of Montana as of a recent date;

(iv) a good standing or subsistence certificate with respect to Borrower certified by the Secretary of the State of Delaware as of a date within ten (10) days of the Closing Date;

(v) a good standing or subsistence certificate with respect to Guarantor certified by the Secretary of the State of Montana as of a date within ten (10) days of the Closing Date;

(vi) a copy of its By-Laws, as currently in effect, certified by Borrower’s and Guarantor’s Secretary; and

    (vii)       the President and Secretary of Borrower and Guarantor shall have duly executed and delivered to the Bank an incumbency certificate, in form and substance satisfactory to the Bank, with respect to those officers of Borrower and Guarantor who have executed or will execute the Loan Documents.

(i) Insurance. Borrower shall have satisfied all insurance requirements described herein with respect to the Project Facility.

    (j)       Title Policy; Lien Searches. Borrower shall furnish to Bank a policy of title insurance (which shall include, without limitation, endorsement numbers 100, 300, 710 and 1010, and such other endorsements which Bank may request) in an amount which is satisfactory to Bank insuring the Mortgage as a first mortgage lien, free and clear of survey and bankruptcy exceptions and all liens (including, without limitation, mechanics’ liens and mechanics’ liens claims), charges and encumbrances except as otherwise agreed to by Bank, which policy shall not require an updated or bringdown title examination or endorsement before any future Loan Advance is insured thereby. Bank shall have also received current lien, secured transaction, judgment and docket searches with respect to Borrower and Guarantor, the results of which shall be satisfactory, in form and substance, to Bank.

(k) Initial Conditions Satisfied. All conditions precedent described in Section 7.01 shall have been satisfied.

    (l)       Affidavit of Pending Lawsuits. Borrower shall have delivered to the Bank an affidavit signed by Borrower and Guarantor, dated the Closing Date, addressed to the Bank and satisfactory, in form and substance, to the Bank and its counsel, describing each lawsuit then pending against Borrower and/or Guarantor, and the status thereof, and stating that there is no action or proceeding pending or threatened against or affecting Borrower or Guarantor which would adversely affect the validity or enforceability of the Loan Documents, or would have a material adverse effect on the financial position of Borrower or Guarantor, or the value of the Premises.

    (m)       Details, Proceedings and Documents. All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory to the Bank, and the Bank shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Bank, as the Bank may from time to time request.

        Section 7.02.   Loan Advances of Loan. The obligation of the Bank to make the Loan Advances of the Loan described in Article II is subject to the conditions set forth in this Section 7.02.

    (a)       Prior Conditions Satisfied. All conditions precedent described in Section 7.01, with respect to Loan Advances of the Loan, shall also have been satisfied with respect to subsequent Loan Advances subject to this Section 7.02.

    (b)       Construction Contract. Borrower shall have delivered to Bank a fully executed copy of the Construction Contract for the Project Facility, which shall be satisfactory, in form and substance, to the Bank, and shall have executed and shall have caused the contractor to execute any modification thereto required by the Bank based upon Bank’s review thereof. Borrower shall have also delivered to the Bank a copy of any agreement, contract, or arrangement entered into between Borrower or the Contractor and any engineer in connection with the Project Facility.

(c) Subcontracts. Any contracts with Subcontractors relating to the Project Facility which the Bank deems material shall have been submitted to the Bank for review and approval.

    (d)       Survey. Borrower shall have submitted to the Bank a survey of the Premises, together with a metes and bounds description, which survey shall show the dimensions and locations of any improvements, easements, rights-of-way, adjoining sites, encroachments and the extent thereof, established building lines and streets lines, distance to and names of the nearest intersecting streets, delineation of all flood plains or wetlands areas located on or near the Premises, and such other details as the Bank may request, which survey shall be satisfactory, in form and substance, to the Bank.

(e) Highway Access. Borrower shall have submitted to the Bank evidence satisfactory to the Bank that the Premises have adequate access to a public street.

    (f)       Subdivision Plan; Land Development Plan. Borrower shall have submitted to Bank evidence satisfactory to Bank that all necessary subdivision and land development plans with respect to the Project have been approved.

(g) Permits.

    (i)       Borrower shall have submitted to the Bank evidence satisfactory to Bank that the Project Facility and its proposed use complies with all applicable laws and that Borrower has validly and irrevocably obtained without qualification a building permit, zoning permit, and all other required permits, licenses, consents and approvals for the construction of the Project Facility, as shown on the Plans and Specifications, including, without limitation, (A) permits required by DEP for and in connection with the construction of the Project Facility, and (B) those permits, licenses, consents, and approvals required under all applicable building and zoning codes, subdivision regulations and other land use requirements, and all other governmental regulations, statutes or ordinances. Such permits, licenses, consents and approvals shall be final, nonappealable and in full force and effect prior to the Closing Date, and no notices of violation or revocation with respect thereto shall have been received by Borrower.

    (ii)       Borrower shall have submitted to the Bank evidence satisfactory to Bank that no payments to public authorities are required which have not been made or appropriately provided for and that no construction of any facilities or items of any kind is required as a condition of obtaining any necessary permit, license, consent or approval which has not been appropriately provided for.

    (h)       Utilities. Borrower shall have submitted to the Bank evidence satisfactory to the Bank that electric, telephone, sewer, water and all other necessary utility services are available at the Premises to serve the Premises adequately and efficiently with sufficient capacity.

(i) Mechanics’Liens.

    (i)       The Construction Contract shall expressly contain a valid waiver by the Contractor of the right to file or maintain any mechanics’ lien or claim against the Premises on behalf of the Contractor and all subcontractors and parties acting through or under the Contractor. Such waiver shall be stipulated to operate and be effective to work and labor done and materials furnished under any supplemental contract or contracts for extra work, as well as to work and labor done and materials furnished as contemplated by the terms and provisions of such Construction Contract. At or before the time of the execution of the Construction Contract, a separate waiver of mechanics’ liens, in form satisfactory to Bank and its counsel, shall also have been executed and delivered by the Contractor.

    (ii)       Prior to the commencement of any work at the Premises or, at the Bank’s request, the delivery of any materials to the Premises in connection with the construction of the Project Facility, separate waivers of liens, in form satisfactory to Bank and its counsel, shall also have been executed by the Contractor, shall have been delivered to Bank, and shall have been filed in the Prothonotary’s Office of Lehigh County in such manner as to comply with the provisions of the Act of Assembly relating thereto.

(j) Appraisals. Borrower shall have furnished the Bank with all the appraisals required hereunder, which appraisals shall be satisfactory in form and substance to the Bank.

ARTICLE VIII
CONDITIONS OF BORROWING

        Prior to making the Loan hereunder, the following conditions precedent shall have been satisfied:

        Section 8.01.   Loan Documents. The Borrower shall have delivered or caused to be delivered to Bank duly executed copies of this Agreement, the Collateral Security Documents, and all other Loan Documents.

        Section 8.02.   Financing Statements. A financing statement describing the Collateral shall have been filed in each jurisdiction and in each office as shall have been required by the Bank. The Collateral Security Documents shall have been recorded in each office as shall have been required by the Bank.

        Section 8.03.   Certificate of Incumbency. An authorized officer of the Borrower and Guarantor shall have duly executed and delivered to Bank certificates of incumbency in a form satisfactory to the Bank.

        Section 8.04.   Legal Opinions. Counsel for the Borrower, the Guarantor, and the Authority shall have delivered to Bank favorable opinions, dated the Closing Date, each addressed to Bank and satisfactory in form and substance to Bank and its counsel.

        Section 8.05.   Representations and Warranties. The representations and warranties contained in Article VI shall be true and correct on and as of the date of the making of the Loan, or any Loan Advance thereunder, with the same effect as if made on and as of such date, and no Event of Default or Default shall be in existence on the date of the making of the Loan, or any Loan Advance thereunder, or shall occur as a result of the Loan or any Loan Advance thereunder.

        Section 8.06.   Legal Matters. All legal matters incident to the transactions contemplated by this Agreement shall be satisfactory to Stevens & Lee, counsel for Bank.

        Section 8.07.   Title Insurance. The Borrower shall cause to be delivered a commitment from a title insurance company (“Title Insurer”) acceptable to Bank, to issue a standard ALTA mortgage title insurance policy (“Title Policy”) in form and content satisfactory to the Bank, which shall insure the Mortgage as a valid first lien for the full amount of the Loan, free and clear of all liens (including mechanics’ liens) and encumbrances, whether of record or otherwise, and subject only to such exclusions from coverage and such exceptions to title as may be approved by Bank, and containing such endorsements as Bank may require (and, if required by Bank, with co-insurance or reinsurance with direct access agreements issued by such title insurance companies as are acceptable to Bank). The title commitment shall name Bank, its successors and/or assigns, as the insured under the Loan Policy and shall include county and upper court judgment and bankruptcy court searches, tax and assessment searches, and county and state financing statement searches. Title to the Premises shall be good and marketable.

        Section 8.08.   Guaranty. The Borrower shall cause to be delivered to the Bank an unconditional guaranty (of all of Borrower’s Obligations hereunder) of Guarantor in form and substance satisfactory to the Bank.

        Section 8.09.   Organizational Documents. Copies of the organizational documents of the Borrower and Guarantor, as applicable, as amended to the Closing Date.

        Section 8.10.   Flood Zone Certification. Satisfactory evidence that the Premises is not located within an area that has been identified as a “special flood hazard area” as that term is used in the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1968, unless flood insurance will be provided.

        Section 8.11.   Occupancy Permits. Evidence in the form of but not limited to, environmental permits, use permits, zoning permits, certificates of occupancy and certificates of no building violations, that the use and occupancy of the Premises is in compliance with all laws, ordinances and regulations (including all applicable environmental, zoning, building, use and subdivision laws, ordinances and regulations). All approvals and permits must be legally valid and remain in full force and effect throughout the term of the Loan.

        Section 8.12.   Insurance. The Borrower shall deliver to the Bank certificates or policies, in form and substance satisfactory to the Bank and its counsel, evidencing the insurance required to be maintained by the Borrower pursuant hereto.

        Section 8.13.   Opinion of Bond Counsel. An opinion of Stevens & Lee, Lehigh Valley, Pennsylvania, addressed to the Bank, as purchaser of the Authority Note, stating, among other things, that interest on the Authority Note is not includable in gross income for federal income tax purposes under Section 103(a) of the Code.

        Section 8.14.   Other Documents. Such other documents, instruments and certificates including, without limitation, proofs, opinions and other assurances, as the Bank or the Bank’s counsel may reasonably require.

        Section 8.15.   Appraisal. The Borrower shall have delivered to the Bank an appraisal in form and substance satisfactory to the Bank demonstrating that the total amount of the Loan does not exceed eighty percent (80%) of the appraised value of the Mortgaged Property or the purchase price plus the cost of construction, whichever is less.

        Section 8.16.   Loan Advance. The obligation of the Bank to consent to the Loan Advances for construction of the Improvements is subject to the Bank’s reasonable satisfaction that the Loan Advances will be used for the Project.

    (a)       Zoning. The Borrower shall have submitted to the Bank evidence satisfactory to the Bank that all required zoning approvals or variances necessary for the construction, use, and occupancy of the Improvements have been obtained.

    (b)       Mechanics’ Liens. Prior to the commencement of any work at the Project Facility with respect to the Improvements or the delivery of any materials to the Project Facility in connection with the construction of the Improvements, waivers of mechanics’ liens and mechanics’ lien claims, in form satisfactory to Bank and its counsel, shall have been executed by the Borrower and the Architect, shall have been delivered to Bank, and shall have been filed in the Prothonotary’s Office of Lehigh County in such manner as to comply with the provisions of the Act of the Pennsylvania General Assembly relating thereto.

ARTICLE IX
AFFIRMATIVE COVENANTS

        The Borrower and Guarantor covenant and agree that from and after the Closing Date and so long as the Borrower’s Note, or any other obligations of the Borrower to Bank remain outstanding and unpaid, in whole or in part, it will observe the following covenants unless Bank shall otherwise consent in writing:

        Section 9.01.   Financial Statements. The Borrower and the Guarantor will furnish to Bank:

    (a)       Annual Reports: as soon as available, but in any event not later than one hundred twenty (120) days after the close of each fiscal year of the Borrower and Guarantor, the annual report of the Borrower and Guarantor, containing a balance sheet as at the end of such fiscal year, and related statements of income, shareholders’ equity and cash flows of the Borrower and Guarantor, for such fiscal year, together with supporting schedules, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail and compiled in accordance with Generally Accepted Accounting Principles (“GAAP”) applied on a consistent basis by independent public accountants selected by the Borrower and Guarantor and satisfactory to the Bank, and certified as to their correctness by the Borrower’s and the Guarantor’s chief financial officers (and as to the Guarantor, otherwise publicly available information filed with the Securities and Exchange Commission (“SEC”));

    (b)       Quarterly Financial Reports: as soon as available, but in any event not later than forty-five (45) days after the close of each calendar quarter of the Borrower and Guarantor, unaudited management-prepared quarterly financial statements, including, without limitation, a balance sheet and profit and loss statement, with supporting schedules, including accounts receivable aging, accounts payable aging and work-in-process, all in reasonable detail and compiled in accordance with GAAP applied on a consistent basis by independent public accountants selected by the Borrower and Guarantor and satisfactory to the Bank, and certified as to their correctness by the Borrower’s and the Guarantor’s chief financial officers (and as to the Guarantor, otherwise publicly available information filed with the SEC); and

(c) from time to time, such additional financial and other information as the Bank may reasonably request.

        Section 9.02.   Liabilities. The Borrower and Guarantor, as applicable, will pay and discharge, and cause each Subsidiary to pay and discharge, at or before their maturity, all their respective obligations and liabilities (including, without limitation, tax liabilities), except those which may be contested in good faith, and maintain in accordance with Generally Accepted Accounting Principles and practices adequate reserves for any of the same.

        Section 9.03.   ERISA.

    (a)       The Borrower and Guarantor or either of them will furnish to Bank (i) within thirty (30) days after it has reason to know that it or any Controlled Group Member has incurred Withdrawal Liability, or that any Multiemployer Plan is in Reorganization or that any Reportable Event has occurred with respect to any Employee Pension Plan or that the PBGC has instituted or will institute proceedings under Title IV of ERISA to terminate any Employee Pension Plan or to appoint a trustee to administer any Employee Pension Plan, a statement setting forth the details as to such Withdrawal Liability, Reorganization, Reportable Event, termination or appointment proceedings and the action which it (or the Multiemployer Plan sponsor or Employee Pension Plan sponsor other than the Borrower) proposes to take with respect thereto, together with a copy of any notice of Withdrawal Liability or Reorganization given to the Borrower or Guarantor or any Controlled Group Member and a copy of the notice of such Reportable Event given to PBGC if a copy of such notice is available to the Borrower, Guarantor or any of its Controlled Group Members and (ii) promptly after receipt thereof, a copy of any notice the Borrower or Guarantor or any of its Controlled Group Members or the sponsor of any Employee Pension Plan received from PBGC or the Internal Revenue Service which sets forth or proposes any action or determination with respect to such Employee Pension Plan.

    (b)       The Borrower or Guarantor will notify Bank of (i) any excise taxes which have been assessed or which the Borrower, Guarantor or any of its Controlled Group Members have reason to believe may be assessed against the Borrower or Guarantor or any of its Controlled Group Members by the Internal Revenue Service with respect to any Employee Pension Plan or Multiemployer Plan, or (ii) any revocation of qualification under Code Section 401 which has occurred or which the Borrower or Guarantor or any of its Controlled Group Members have reason to believe may occur with respect to any Employee Pension Plan or Multiemployer Plan.

        Section 9.04.   Notice of Default, Labor Troubles, Litigation. The Borrower and Guarantor, as applicable, will promptly give notice in writing to Bank of the occurrence of (a) any Event of Default or Default under this Agreement, (b) any event of default under any instrument or other agreement of the Borrower, Guarantor or any Subsidiary, (c) the occurrence of any strike, lock-out, boycott or any other labor trouble, (d) the commencement of any litigation, proceeding or dispute affecting the Borrower, the Guarantor, or any Subsidiary, or (e) any dispute between the Borrower, the Guarantor, or any Subsidiary and any governmental regulatory body or any other party, if such litigation, proceeding or dispute might substantially interfere with the normal business operations of the Borrower, the Guarantor, or any Subsidiary or, if resolved other than in the favor of the Borrower, the Guarantor, or any Subsidiary, such litigation, proceeding or dispute could have a material adverse effect on the Borrower’s or Guarantor’s financial condition.

        Section 9.05.   Existence, Properties. The Borrower and Guarantor will maintain, and cause each Subsidiary to maintain, (a) its existence as a corporation or partnership (as appropriate), its qualification to do business and its good standing in each jurisdiction in which qualification is necessary for the proper conduct of its businesses, (b) all licenses, permits and other authorizations necessary for the ownership and operation of its properties and businesses, and (c) its properties in good repair, working order and condition and to make all necessary or appropriate repairs, renewals, replacements and substitutions, so that the efficiency of all such property shall at all times be properly preserved and maintained.

        Section 9.06.   Insurance. The Borrower and Guarantor will each maintain, and will cause each Subsidiary to maintain, with respect to all its properties, assets and businesses, insurance with financially sound and reputable insurers against loss or damage of the kinds customarily insured against by corporations or other business entities of established reputation engaged in the same or similar business and similarly constituted, including the following: (i) “All-Risk” fire and extended coverage hazard insurance (together with builder’s risk insurance and vandalism and malicious mischief endorsements) covering the Mortgaged Property in an aggregate amount not less than 100% of the full insurable replacement value of the Mortgaged Property, including coverage for loss of contents owned by the Borrower, and providing the Bank as the first mortgagee and loss payee under a standard mortgagee endorsement clause; (ii) comprehensive general public liability insurance covering injury and damage to persons and property with limits acceptable to the Bank and naming the Bank as a certificate holder; (iii) if the Premises is located within a “special flood hazard area” as identified by the Secretary of Housing and Urban Development under the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1968, flood insurance in the maximum available amount through the Federal Flood Insurance Program and providing the Bank as the first mortgagee and loss payee under a standard mortgagee endorsement clause; and (iv) such other insurance as the Bank may require from time to time.

        All such insurance policies shall (i) name the Bank as sole loss payee and as an additional insured, as appropriate, (ii) provide that if the insurance covered thereby is proposed to be canceled or materially changed for any reason, such insurer will promptly notify the Bank and such cancellation or change shall not be effective, as to the Bank, for thirty (30) days after receipt by the Bank of such notice, unless the effect of such change is to extend or increase coverage under the policy, and (iii) provide that the Bank will have the right, at its election, to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default.

        Section 9.07.   Books and Records. The Borrower and the Guarantor will each maintain, and will cause each Subsidiary to maintain, accurate and complete records and books of account with respect to all its operations in accordance with Generally Accepted Accounting Principles, and will permit, and will cause each Subsidiary to permit, officers or representatives of Bank to examine and make excerpts from such books and records and to visit and inspect its properties, both real and personal, at all reasonable times. In connection with any inspection and examination conducted by the Bank of the Borrower’s records, books, and properties pursuant to this Section 9.07, the Borrower shall pay the Bank’s standard and customary field audit fee, determined by reference to the Bank’s field audit fee schedule (as in effect from time to time).

        Section 9.08.   Location of Business. The Borrower will provide the Bank with thirty (30) days’ advance written notice of any change in the location of any place of business of Borrower, Guarantor and each Subsidiary, whether the establishment of a new place of business or the discontinuance of a present place of business.

        Section 9.09.   Group Health Plans. The Borrower and Guarantor each will comply, and cause each Subsidiary to comply in all material respects, with the group health plan COBRA Continuation Coverage requirements of Section 4980B(f) of the Code and will comply with all provisions of Section 1862(b)(1) of the Social Security Act. The Borrower will furnish to Bank, as soon as possible and in any event within thirty (30) days after the Borrower knows or has reason to know, notice that the Borrower, the Guarantor or any Subsidiary is not in compliance with the provisions of Code Section 4980B(f) or Section 1862(b)(1) of the Social Security Act.

        Section 9.10.   Environmental Matters; Compliance with Laws

(a) The Borrower, the Guarantor, and each of its Subsidiaries, shall:

    (i)       immediately notify the Bank (and any other person that Borrower, any Guarantor or any Subsidiary is required to notify pursuant to any applicable laws) once it is aware of a Release or threatened Release of Hazardous Substances on, from, or near any of the Premises which might cause Contamination;

(ii) immediately notify the Bank once an environmental investigation or clean-up proceeding is instituted by any Person in connection with the Premises;

(iii) fully comply with and assist with any such environmental investigation and clean-up proceeding;

    (iv)       promptly execute and complete any Remedial Actions necessary to ensure that the Premises are in compliance with all applicable laws and free from Contamination, and to ensure that no environmental liens or encumbrances are levied against or exist with respect to the Premises, and provide the Bank with a certification from each agency having jurisdiction that such Remedial Actions have been completed to all such agencies’ satisfaction;

    (v)       immediately notify the Bank of any citation, notification, complaint, or violation which the Borrower, any Guarantor or any Subsidiary receives from any Person which relates to or pertains to the making, storing, handling, treating, disposing, generating, transporting or Release of any Hazardous Substances;

    (vi)       promptly upon the written request of the Bank, provide the Bank, from time to time, with an environmental site assessment or report, in form and substance satisfactory to the Bank, or at the Bank’s option, permit the Bank, its agents, and other representatives, to enter into any property owned or used by the Borrower in order to make such report or assessment, and at such other times and as often as the Bank may reasonably request, the Borrower will make available at its offices to the Bank or its representatives such historical and operational information (including the results of all samples sent for analysis), correspondence with official bodies, and environmental reviews conducted prior to and after the Closing Date regarding the Premises as are within the possession, custody or control of the Borrower, the Guarantor or any Subsidiary or which are reasonably available to it, and will make appropriate personnel employed by the Borrower having knowledge of such matters available for meetings with the Bank or its representatives; and

    (vii)       comply, and cause all properties, assets, and operations owned or used by the Borrower, Guarantor and its Subsidiaries to comply, with all applicable federal, state, local and other environmental, zoning, occupational safety, health, employment, discrimination, labor and other laws and regulations.

    (b)       If the Borrower or the Guarantor, as applicable, shall fail to fully execute and complete any requisite Remedial Action, the Bank may, but is not obligated to, make advances or payments toward performance or satisfaction of such Remedial Actions.

    (c)       If the Bank acquires equitable or legal title to any of the Premises hereunder or under the Loan Documents, the Bank does not accept and shall not bear (nor shall any assignee or transferee of the Bank accept or bear) any responsibility for any Hazardous Substances in or about the Premises or for the actual or threatened Release thereof from the Premises. No provisions of the Loan Documents shall be interpreted to absolve or release the Borrower, Guarantor or any Subsidiary from any liability or responsibility which they may have to any Person, under any local, state or federal statute or regulation, for Remedial Actions with respect to any such Hazardous Substances or for the actual or threatened Release of any such Hazardous Substances.

    (d)       If any action or claim is brought by the Environmental Protection Agency or any other regulatory agency against the Borrower, Guarantor, any Subsidiary or the Premises arising from the presence in, or about the Premises, of Hazardous Substances or from the actual or threatened Release of such Hazardous Substances, the Borrower shall immediately provide the Bank, as the Bank deems necessary, with a bond, in form and substance satisfactory to the Bank, against any and all damages or liabilities that may arise from any such action or claim.

    (e)       The Borrower shall defend, indemnify the Bank and hold the Bank harmless from and against all loss, liability, damage, cost, and expense, including without limitation, reasonable attorneys’ fees, fines, or other civil and criminal penalties or payments, for failure of the Premises, the Collateral or any other operations, assets or property owned or used by the Borrower, Guarantor or its Subsidiaries to comply in all respects with all environmental and other laws, caused, in whole or in part, regardless of fault, by the Borrower, by the Guarantor, by any Subsidiary, or by any past, present or future owner, occupier, tenant, subtenant, licensee, guest or other person. The provisions of this Section 9.10(e) shall survive payoff, release, foreclosure, or other disposition of this Agreement, the Premises, the Collateral, or such other properties hereunder or otherwise. The Borrower shall remain liable hereunder regardless of any other provisions hereof which may limit the Borrower’s liability.

    (f)       All sums advanced or paid by the Bank under this Section 9.10, including sums so advanced or paid in connection with any judicial or administrative investigation or proceeding relating thereto, and including, without limitation, reasonable attorneys’ fees, fines, or other penalties or payments, and all of the Borrower’s obligations to defend, indemnify and hold harmless the Bank, shall be deemed to be Advances under the Borrower’s Note and shall be at once repayable. The Borrower’s obligations with respect thereto shall be evidenced by, and shall bear interest at the highest rate provided in, the Borrower’s Note and shall be secured and guaranteed, as the case may be, by the Collateral Security Documents.

        Section 9.11.   Deposit Accounts. The Borrower shall not be required to maintain all or any of its material deposit accounts with the Bank; however, the Borrower shall be required to maintain a deposit account with the Bank in the amount of at least $50,000.

        Section 9.12.   Mechanic’s Liens. If any mechanic’s lien or security interest shall be filed against the Project Facility or any part thereof, or any interest therein, by reason of work, labor, services or materials supplied or claimed to have been supplied, or any municipal lien or other lien or encumbrance is recorded or filed and is not discharged (or if security therefor satisfactory to Bank has not been deposited with Bank) within fifteen (15) days after the filing or recording thereof, then Bank may, at its option, pay and discharge said lien or encumbrance, in which case the sum which Bank shall have so paid shall be considered as part of the advances then due or thereafter to become due, as Bank may elect, shall bear interest at the Default Rate from the date of payment by Bank until the date of repayment, shall be evidenced by the Borrower’s Note and shall be secured by the Collateral Security Documents.

        Section 9.13.   Workmanship. All work performed on or with respect to the Project Facility to construct and equip the Improvements shall be performed in a good and workmanlike manner utilizing materials which are free from defects. Upon written notice from the Bank, the Borrower shall proceed with due diligence, at its own expense, properly to replace or cause the replacement of any defective material and to perform or cause the performance of any labor necessary to correct any defect in the work. If the Borrower fails, within thirty (30) days after written notice from the Bank, to replace or begin to replace defective materials or perform any labor required under this Section 9.13, the Bank may furnish such material and labor as is necessary to correct the work and the Borrower shall immediately reimburse the Bank therefor, together with interest thereon at the Default Rate.

        Section 9.14.   Compliance with Law. In the performance of all work contemplated hereunder, the Borrower shall comply with the laws of the Commonwealth of Pennsylvania and the ordinances, regulations, and rules of any Federal or State agency and of any municipal or public authority of the municipality in which the Improvements may be erected and its various boards and departments which apply to or affect the Improvements or the Project Facility, even though the particulars may not be set forth in the Plans and Specifications approved by Bank. The Borrower shall save the Bank harmless from all annoyances and fines, shall give the proper authorities all requisite notice relative to the work, and shall procure and pay for all necessary licenses and permits with respect thereto.

        Section 9.15.   Materials Annexed. All materials delivered upon the Project Facility or upon the lots or highways nearby for the purpose of being used in the erection of the Improvements shall be considered annexed thereto and shall become a part of the Project Facility as if actually incorporated therein, and shall (except for purposes of Article II) be subject, as against the Borrower and all Persons acting or claiming under it, to the rights, conditions, and covenants to which the Project Facility is subject under this Agreement. Nothing herein contained shall be construed to make Bank responsible for any loss, damage, or injury to the said materials nor for payment for the same.

        Section 9.16.   Title to Materials. Without the written consent of the Bank, the Borrower shall not make or cause to be made or permit any materials or equipment of any kind or nature whatsoever to be incorporated in or to become part of the Improvements, title to which is reserved under conditional sale, chattel mortgage, bailment lease, secured transaction, or otherwise in favor of a third Person.

        Section 9.17.   Trust Fund. To the extent applicable, the Borrower agrees to receive all Loan Advances to be made hereunder as a trust fund to be applied to, or to reimburse the Borrower for, the payment of the cost of constructing the Improvements as provided herein together with interest, fees, and any other charges due to the Bank, and such Loan Advances shall not be used for any other purpose.

        Section 9.18.   Additional Information. The Borrower shall disclose to Bank, within one (1) Business Day of demand therefor, the names of all Persons with whom the Borrower has contracted or intends to contract in connection with the construction of the Improvements or the furnishing of any labor, materials, or services in connection therewith.

        Section 9.19.   Loan Advances. The Borrower shall not deliver a notice to the Lehigh County Recorder’s Office to the effect that the Bank is released from its obligation to honor disbursement requests under this Agreement as otherwise permitted under 42 Pa. Cons. Stat. Ann. §8143(c) (1990).

        Section 9.20.   Signage. The Borrower shall permit the Bank to place signs upon the Project Facility indicating the Bank as the construction lender for the Project.

        Section 9.21.   Additional Covenants of the Borrower and Guarantor. So long as any amount is due and owing to the Bank hereunder, under the Borrower’s Note or the other Loan Documents, the Borrower and Guarantor will, unless the Bank shall otherwise consent in writing:

(a) comply with all of the covenants of the Borrower and Guarantor set forth herein;

(b) obtain the consent of the Bank whenever the Borrower and Guarantor are required to obtain the consent of the Authority hereunder or under the other Loan Documents; and

(c) not permit, consent to or enter into any amendment of the Loan Documents.

        Section 9.22.   Taxes and Claims. The Borrower and Guarantor will pay and discharge all taxes, assessments and governmental charges or levies imposed upon them or upon their income or profits, or upon any properties or assets belonging to them, prior to the date on which penalties attach thereto, except for any such tax, assessment, charge, levy or other claim the payment of which is being contested in good faith and by proper proceedings and against which they maintain adequate reserves.

        Section 9.23.   Cross Default. In connection with and as a condition to the Bank’s agreement to make the Loan and complete the transactions contemplated hereby, the Borrower, the Guarantor and the Bank covenant and agree that the Loan Documents, and all other documents relating or pertaining to Debt of the Borrower to the Bank (collectively, the “Credit Documents”) are hereby modified and amended to provide that the occurrence of an Event of Default hereunder shall also constitute an Event of Default under all the other Credit Documents which shall entitle the Bank to exercise all rights and remedies under all the other Credit Documents as a result of such Event of Default thereunder. The Borrower and Guarantor covenant and agree to execute and deliver to the Bank any and all agreements, documents, and instruments which the Bank may require at any time and from time to time after the date hereof to further evidence the modification and amendment described in this Section 9.23.

        Section 9.24.   Debt Service Coverage Ratio. The Borrower shall maintain a minimum Debt Service Coverage Ratio of 1.25:1.0 calculated as “earnings before income, taxes, depreciation and amortization minus taxes paid/total debt service (interest plus current portion of long term debt)", calculated in accordance with GAAP.

        Section 9.25.   Debt to Tangible Net Worth Covenant. Borrower shall maintain a maximum Debt to Tangible Net Worth of 1.5:1.0 calculated as “total liabilities divided by tangible net worth”, calculated in accordance with GAAP.

ARTICLE X
NEGATIVE COVENANTS

        The Borrower covenants and agrees that from and after the Closing Date and so long as the Borrower’s Note, or any other Obligations of the Borrower to Bank remain outstanding and unpaid, in whole or in part, it will observe the following covenants unless Bank shall otherwise consent in writing:

        Section 10.01.   Indebtedness. The Borrower will not create, incur, assume or suffer or permit to exist any Debt, including indebtedness for borrowed money or any indebtedness constituting the deferred portion of the purchase price of any property or assets, except:

(a) any Debt to Bank, whether evidenced by the Authority Note, the Borrower’s Note, or other instruments;

(b) debt to suppliers and other trade creditors incurred in the ordinary course of business by the Borrower; and

(c) Subordinated Indebtedness approved by the Bank (which approval shall not be unreasonably withheld).

        Section 10.02.   Liens. The Borrower will not create, assume, or suffer to exist any mortgage, lien, pledge, charge, security interest or encumbrance of any kind upon any of its property or assets, whether now owned or hereafter acquired, except:

(a) the liens and security interests created by the Collateral Security Documents;

    (b)       purchase money liens on and security interests in equipment hereafter acquired which constitutes the deferred portion of the purchase price thereof, to the extent that such acquisition is not prohibited under and pursuant to Section 10.01 and provided that such liens and security interests attach only to the equipment so acquired and do not encumber any other property of the Borrower;

(c) liens for taxes not yet payable or being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the Borrower;

    (d)       mechanics’, materialmen’s, warehousemen’s, carriers’ or other like liens arising in the ordinary course of business of the Borrower arising with respect to obligations which are not overdue for a period longer than thirty (30) days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the Borrower;

    (e)       deposits or pledges to secure the performance of bids, tenders, contracts, leases, public or statutory obligations, surety or appeal bonds or other deposits or pledges for purposes of a like general nature or given in the ordinary course of business by the Borrower; and

    (f)       other encumbrances consisting of zoning restrictions, easements, restrictions on the use of real property or minor irregularities in the title thereto, which do not arise in connection with the borrowing of, or any obligation for the payment of, money and which, in the aggregate, do not materially detract from the value of the business, property or assets of the Borrower.

        Section 10.03.   Mergers, Consolidations. The Borrower will not enter into any transaction of merger or consolidation, without the prior written consent of the Bank, which consent shall not be unreasonably withheld, delayed or conditioned.

        Section 10.04.   Disposition of Assets; Transfer of Title. The Borrower will not liquidate or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, pledge, or otherwise transfer or dispose of all or any substantial part of its property, assets or business. The Borrower shall not cause or permit any transfer of all or any portion of the Collateral, whether voluntarily, involuntarily or by operation of law, without the prior written consent of Bank. A “transfer” includes: (i) the direct or indirect sale, transfer or conveyance of the Mortgaged Property or any portion thereof or interest therein; (ii) the execution of an installment sale contract or similar instrument affecting all or any portion of the Mortgaged Property; (iii) the transfer (whether in one transaction or a series of transactions) of any stock, partnership, or other ownership interests in the Borrower; and (iv) an agreement by the owner of the Mortgaged Property leasing all or a substantial part of the Mortgaged Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of or the grant of a security interest in and to any leases.

        Section 10.05.   Disposition of Accounts. The Borrower will not sell, discount or otherwise dispose of its notes, accounts, chattel paper, documents, general intangibles or instruments except to, or with, Bank hereunder.

        Section 10.06.   Sales and Lease-Backs. The Borrower will not enter into any arrangement, directly or indirectly, with any Person, whereby the Borrower shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which the Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

        Section 10.07.   Contingent Liabilities. The Borrower will not become or remain liable, directly or indirectly, in connection with the obligations, stock or dividends of any person, firm, corporation or other entity, whether by guarantee, endorsement, agreement to supply or advance funds, agreement to maintain working capital or net worth, agreement to purchase or repurchase goods or services, whether or not such goods or services are actually acquired, or otherwise, except that the Borrower may endorse negotiable instruments for collection in the ordinary course of their respective businesses.

        Section 10.08.   Voluntary Prepayments, Modification of Debt Instruments. The Borrower will not (a) prepay, purchase, redeem or otherwise acquire for value prior to the stated maturity thereof all or any part of any Debt of the Borrower for borrowed money (other than Debt evidenced by the Notes or any other Debt to Bank) or (b) amend, modify or supplement in any way, or request any waiver of the provisions of, any instrument providing for or evidencing any Debt of the Borrower for borrowed money or constituting the deferred purchase price of property or assets.

        Section 10.09.   Removal and Protection of Property. The Borrower will not remove (other than in the ordinary course of business) any Collateral from the place of business where presently located, nor permit the value of any Collateral to be impaired or to become a fixture or an accession to other goods.

        Section 10.10.   Handling of Hazardous Substances. The Borrower will not permit use in its business or operations, or produce as a result or as a by-product of its business or operations, or store or hold at any site or location at which it conducts its business or operations, or at any other property, any Hazardous Substance unless the Borrower strictly and fully complies with all requirements of any applicable law, regulation, decision or edict relating to the special handling, collection, storage, treatment, disposal, or transportation of such Hazardous Substance. The Borrower will not permit the Release or threatened Release of any Hazardous Substance on, from, or near their respective properties which might cause Contamination.

        Section 10.11.   Fiscal Year. The Borrower and Guarantor may not change its fiscal year without the prior written consent of the Bank.

ARTICLE XI
THE PROJECT FACILITY

        Section 11.01.   Prohibited Uses. The Borrower and Guarantor covenant and agree that they will not use or permit the use by any Person of any of the funds provided by the Authority hereunder or any other of its funds, directly or indirectly, in such manner as would, or enter into, any arrangement, formal or informal, that would, or take or omit to take any other action that would, cause the Authority Note to be an “arbitrage bond” within the meaning of Section 148(a) of the Code or to fail to qualify as a qualified small issue bond as defined in and for purposes of Section 144(a) of the Code. The Borrower acknowledges having read the Nonarbitrage Certificate and Compliance Agreement and agrees to perform all duties imposed upon it by the Nonarbitrage Certificate and Compliance Agreement. Insofar as the Nonarbitrage Certificate and Compliance Certificate imposes duties and responsibilities on the Borrower, they are specifically incorporated herein by reference.

ARTICLE XII
INSURANCE; DESTRUCTION, DAMAGE, EMINENT DOMAIN

        Section 12.01.   Insurance to be Maintained. The Borrower covenants to provide and maintain continuously unless otherwise herein provided, adequate insurance on the Mortgaged Property in compliance with Section 9.06 hereof. Each insurance policy with respect to the Project Facility shall name the Bank as an additional insured and as Mortgagee/loss payee as provided in said Section 9.06.

        Section 12.02.   Destruction, Damage and Eminent Domain. If the Project Facility shall be wholly or partially destroyed or damaged by fire or other casualty covered by insurance, or shall be wholly or partially condemned, taken or injured by any Person, including any Person possessing the right to exercise the power of or a power in the nature of eminent domain or shall be transferred to such a Person by way of a conveyance in lieu of the exercise of such a power by such a Person, the Borrower covenants that it will take all actions and will do all things which may be necessary to enable recovery to be made upon such policies of insurance or on account of such taking, condemnation, conveyance, damage or injury. The Borrower is authorized, in its own name, as trustee of an express trust, to demand, collect, sue, settle claims, receipt and release monies which may be due and payable under policies of insurance covering such damage or destruction or on account of such condemnations, damage or injury.

        Section 12.03.   Notice of Property Loss. After the occurrence of loss or damage to, or after receipt of notice of condemnation of, the Project Facility, the Borrower shall, within five (5) Business Days thereof, notify the Authority and the Bank in writing of such loss or damage.

ARTICLE XIII
ADDITIONAL COVENANTS OF THE BORROWER AND GUARANTOR

        Section 13.01.   Compliance with Laws. The Borrower and Guarantor covenant that all actions heretofor and hereafter taken by the Borrower or the Guarantor or by the Authority upon the recommendation or request of any officer of the Borrower or Guarantor to carry out the Project have been and will be in full compliance with all pertinent laws, ordinances, rules, regulations and orders applicable to the Borrower and the Guarantor. In connection with the operation, maintenance, repair and replacement of the Project Facility, the Borrower and Guarantor covenant that they shall comply with all applicable ordinances, laws, rules, regulations and orders of the government of the United States of America, the Commonwealth of Pennsylvania, Lehigh County, and any other applicable government unit having jurisdiction over the Project Facility, and any requirement of any board of fire underwriters having jurisdiction or of any insurance company writing insurance on the Project Facility; provided, however, that nothing herein shall prevent or prohibit the Borrower or Guarantor from contesting in good faith and by appropriate proceedings the legality or reasonableness of any such requirements, or the imposition of any such requirements upon it with respect to the Project Facility so long as the operation of the Project Facility or the receipt of income therefrom would not be adversely affected by reason thereof. The Borrower and Guarantor further covenant and represent that the Project Facility is in compliance with all applicable zoning, subdivision, building, land use and similar laws and ordinances. The Borrower and Guarantor covenant that they shall not take any action or request the Authority to execute any release which would cause the Project Facility to be in violation of such laws or ordinances or such that a conveyance of the Project Facility or of any portion of the Project Facility would create a violation of such laws and ordinances. The Borrower and Guarantor acknowledge that any review by the Authority or counsel to the Authority or the Bank or counsel to the Bank of any action heretofor or hereafter taken by the Borrower or Guarantor has been or will be solely for the protection of the Authority or the Bank, as the case may be. Such reviews shall not prevent the Authority or the Bank from enforcing any of the covenants made by the Borrower or Guarantor.

        Section 13.02.   Right to Reappraise. The Bank shall have the right during the term of the Loan to conduct or have conducted, at the Borrower’s expense, updated appraisals of the Mortgaged Property in form and substance satisfactory to Bank.

        Section 13.03.   Environmental Reassessments. The Bank reserves the right during the term of the Loan to conduct or require the Borrower to conduct, at the Borrower’s expense, such environmental inspections, audits and tests as the Bank shall deem necessary or advisable from time to time.

        Section 13.04.   Nondiscrimination. During the term of this Agreement, the Borrower and Guarantor agree, as to themselves, and as to each occupant of the Project Facility controlling, controlled by or under common control with the Borrower as follows:

    (a)       Borrowerand Guarantor shall not discriminate against any employee, applicant for employment or any other Person because of race, color, religious creed, handicap, ancestry, national origin, age or sex. Borrower shall take affirmative action to insure that applicants are employed, and that employees or agents are treated during employment, without regard to their race, color, religious creed, handicap, ancestry, national origin, age or sex. Such affirmative action shall include, but is not limited to: employment, upgrading, demotion or transfer, recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training. Borrowerand Guarantor shall post in conspicuous places, available to employees, agents, applicants for employment and other persons, a notice to be provided by the contracting agency setting forth the provisions of this Section 13.04.

    (b)       Borrower and Guarantor shall in advertisements or requests for employment placed by them or on their behalf, state that all qualified applicants will receive consideration for employment without regard to race, color, religious creed, handicap, ancestry, national origin, age, or sex.

    (c)       Borrower and Guarantor shall send each labor union or workers’ representative with which they have a collective bargaining agreement or other contract or understanding, a notice advising said labor union or workers’ representative of its commitment to this nondiscrimination clause. Similar notice shall be sent to every other source of recruitment regularly utilized by Borrower.

    (d)       It shall be no defense to a finding of noncompliance with this Section 13.04 that Borrower or Guarantor had delegated some of its employment practices to any union, training program or other source of recruitment which prevents it from meeting its obligations. However, if the evidence indicates that Borrower or Guarantor was not on notice of the third-party discrimination or made a good faith effort to correct it, such factor shall be considered in mitigation in determining appropriate sanctions.

    (e)       Where the practices of a union or of any training program or other source of recruitment will result in the exclusion of minority group persons, so that Borrower and Guarantor will be unable to meet their obligations under this Section 13.04, Borrower and Guarantor shall then employ and fill vacancies through other nondiscriminatory employment procedures.

    (f)       Borrower and Guarantor shall comply with all state and federal laws prohibiting discrimination in hiring or employment opportunities. Noncompliance with this Section 13.04 will constitute an Event of Default under this Agreement.

    (g)       Borrowerand Guarantor shall furnish all necessary employment documents and records to, and permit access to its books, records and accounts by, the Authority for purposes of investigation to ascertain compliance with the provisions of this Section 13.04. If Borrower or Guarantor does not possess documents or records reflecting the necessary information requested, it shall furnish such information on reporting forms supplied by the Authority.

    (h)       Borrower’s and Guarantor’s obligations under this Section 13.04 are limited to Borrower’s facilities within Pennsylvania or, where the contract is for purchase of goods manufactured outside of Pennsylvania, the facilities at which such goods are actually produced.

ARTICLE XIV
EVENTS OF DEFAULT AND REMEDIES

        Section 14.01.   Events of Default. The following events shall constitute "Events of Default" under this Agreement:

(a) if the Borrower or Guarantor fails to make any payment when due to the Authority or the Bank required by any of the Loan Documents; or

    (b)       a breach of any covenant in the Loan Documents relating to the maintenance of insurance, the payment of taxes, the restrictions on transfer of title and creation of liens, the giving of required notices, the restrictions relating to leases and rents, the restrictions on organizational restructuring, the maintenance of business operations, and the Financial Covenants; or

    (c)       a breach by the Borrower, Guarantor, or any other Person providing collateral pursuant to or obligated to perform under any Loan Document (“Other Obligated Party”) of any term, covenant, condition, obligation or agreement under any Loan Document, and the continuance of such breach for a period of fifteen (15) days after written notice; or

    (d)       any representation or warranty made by the Borrower, Guarantor or any Other Obligated Party in any Loan Document or to induce the Bank to enter into the transactions contemplated hereunder proves to be false, incorrect or misleading in any material respect as of the date when made; or

    (e)       with respect to the Borrower, Guarantor or any Other Obligated Party, (i) the commencement of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower, Guarantor or any Other Obligated Party, as the case may be, or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Borrower, Guarantor or any Other Obligated Party generally to pay its debts as such debts become due, or the taking of action by the Borrower, Guarantor or any Other Obligated Party in furtherance of any of the foregoing, or (ii) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Borrower, Guarantor or any Other Obligated Party in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower, Guarantor or any Other Obligated Party or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

    (f)       a default under any other obligation by the Borrower, Guarantor or any Other Obligated Party in favor of the Bank, or under any document securing or evidencing such obligation, whether or not such obligation is secured by the Mortgaged Property; or

    (g)       a material adverse change in the financial condition of the Borrower, the Guarantor or any Other Obligated Party which substantially impairs the financial responsibility of the Borrower, the Guarantor or any Other Obligated Party, as the case may be, or its or their ability to repay the Loan; or

    (h)       the filing, entry or issuance of any judgment, execution, garnishment, attachment, distraint or lien against the Borrower, Guarantor or any Other Obligated Party or its or their property, which shall have a material adverse affect upon the Borrower, Guarantor or such Other Obligated Party, as the case may be; or

(i) a default under any other obligation secured by the Mortgaged Property or any part thereof; or

(j) ERISA.

    (i)       (A)(1) Any Employee Pension Plan is terminated within the meaning of Title IV of ERISA, or (2) a trustee is appointed by the appropriate United States District Court to administer any Employee Pension Plan, or (3) the PBGC institutes proceedings to terminate any Employee Pension Plan, or (4) any Reportable Event occurs which Bank determines in good faith indicates a substantial likelihood that an event described in (1), (2), or (3) above will occur, or (5) the Borrower, Guarantor or any of its Controlled Group Members incurs any Withdrawal Liability with respect to any Multiemployer Plan, or (6) any Multiemployer Plan enters Reorganization, and (B) with respect to events described in (1)-(4) above, only, the benefit commitments (within the meaning of Section 4001(a)(16) of ERISA) exceed the market value of the assets in the fund under the Employee Pension Plan by five percent (5%) or more of the Borrower’s, Guarantor’s or its Controlled Group Members’ tangible net worth, or

(ii) there occurs an Accumulated Funding Deficiency with respect to any Employee Pension Plan, or

    (iii)       there occurs any Accumulated Funding Deficiency with respect to any Employee Pension Plan and Borrower, Guarantor or any of its Controlled Group Members fails to correct such Accumulated Funding Deficiency prior to the end of the taxable period within the meaning of Code Section 4971(c)(3), or

(iv) any Employee Pension Plan loses its tax-qualified status; or

    (k)       Group Health Plans. Failure by the Borrower, Guarantor or any Subsidiary to provide COBRA Continuation Coverage under group health plans for separating employees in accordance with Section 4980B(f) of the Code at the time continuation coverage is to be made available, or any failure by the Borrower, Guarantor or any Subsidiary to comply with Section 1862(b)(1) of the Social Security Act.

        Section 14.02.   Payment of Loan Payments on Default; Suit Therefor.

    (a)       Upon the occurrence of an Event of Default, then, upon demand of the Bank as the Authority’s assignee, the Borrower will pay to the Bank as assignee of the Authority the whole amount of the Loan payments that then shall have become due and payable hereunder and to the extent such Loan payments represent payments due on the Authority Note, such payments shall be applied to the payment of the Authority Note in accordance with the terms thereof; and, in addition thereto, such further amount as shall be sufficient to pay the costs and expenses of collection, including reasonable compensation based upon actual time expended by the Authority and the Bank and their respective agents and attorneys, and any expenses or liabilities incurred by the Authority or its assignee (other than through the Authority’s or the Bank’s own gross negligence or bad faith) and any prepayment penalties as set forth in Paragraph 5 of the Authority Note. In case the Borrower shall fail forthwith to pay such amounts upon such demand, the Bank shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Borrower and collect in the manner provided by law out of the property of the Borrower the money adjudged or decreed to be payable.

    (b)       In case there shall be pending proceedings in bankruptcy or for the Reorganization of the Borrower or Guarantor, as applicable, under the United States Bankruptcy Code or any other applicable law, or in case a receiver or trustee shall have been appointed for the benefit of the creditors or the property of the Borrower or Guarantor, or in the case of any other similar judicial proceedings relative to the Borrower or Guarantor, the Bank shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of the Loan payments, including interest owing and unpaid in respect thereof, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Bank allowed, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or Reorganization is hereby authorized to make such payments to the Bank, and to pay to the Bank any amount due it for compensation based upon actual time expended and expenses, including counsel fees incurred by it up to the date of such distribution.

        Section 14.03.   Right of Setoff. Upon the occurrence of a Default or an Event of Default, Bank shall have the right, in addition to all other rights and remedies available to it, to set off against the unpaid balance of the Notes, any debt owing to the Borrower or Guarantor by Bank and any funds in any deposit account maintained by the Borrower or the Guarantor with Bank.

        Section 14.04.   No Marshalling, Etc. Required. If an Event of Default shall have occurred, Bank shall not be required to marshal any present or future security for, or guarantees of, the Notes held by it or to resort to any such security or guarantee in any particular order and the Borrower waives, to the fullest extent that it lawfully can, (i) any right it might have to require Bank to pursue any particular remedy before proceeding against it, and (ii) any right to the benefit of, or to direct the application of the proceeds of any Collateral until the Notes have been paid in full.

        Section 14.05.   Site Assessments. In connection with the Bank’s consideration of enforcement or preservation of rights under any Loan Document, if an Event of Default shall occur, the Borrower, Guarantor and their Subsidiaries shall permit such persons (“Site Reviewers”) as the Bank may select to visit all properties owned or used by the Borrower, Guarantor and their Subsidiaries and perform such environmental and other site investigations and assessments thereof (“Site Assessments”) for the purpose of determining whether such properties are subject to any Contamination or other condition which could result in any liability, cost or expense to the owner or occupier thereof relating to Hazardous Substances or otherwise. Such Site Assessments may include both above- and below-the-ground sampling and/or testing for Contamination and such other tests as may be necessary in the opinion of the Site Reviewers. The Borrower, Guarantor and their Subsidiaries shall supply to the Site Reviewers such historical and operational information, including the results of all samples sent for analysis, correspondence with official bodies and previous environmental audits or environmental reviews regarding its properties as are within its possession, custody or control or which are reasonably available to it, and will make available for meetings with the Site Reviewers appropriate personnel employed by the Borrower, Guarantor and their Subsidiaries having knowledge of such matters. The cost of performing all Site Assessments shall be paid by the Borrower within five (5) days after demand by the Bank, together with interest thereon at four percent (4%) above the rate specified in the Borrower’s Note from and after such fifth day until paid. The provisions of this Section 14.05 are in addition to all rights of the Bank under this Agreement and the other Loan Documents.

        Section 14.06.   Waiver. The Borrower and Guarantor hereby waive and relinquish the benefits of any present or future law exempting the Project Facility from attachment, levy or sale on execution, or any part of the proceeds arising from the sale thereof, and all benefit of stay of execution or other process.

        Section 14.07.   Cumulative Rights. No remedy conferred upon or reserved to the Authority or the Bank by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No waiver by the Authority or the Bank of any breach by the Borrower of any of its obligations, agreements or covenants hereunder shall be a waiver of any subsequent breach, and no delay or omission to exercise any right or power shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

        Section 14.08.   No Exercise of Remedies Without Consent of Bank. Notwithstanding anything to the contrary contained in this Agreement, the Authority shall not exercise or pursue remedies or declare an Event of Default or cause an acceleration of the Obligations contained in this Agreement without the prior written consent of the Bank.

ARTICLE XV
MISCELLANEOUS

        Section 15.01.   Limitation of Liability of the Authority. In the event of any default by the Authority hereunder, and notwithstanding any provision or obligation to the contrary hereinbefore or hereinafter set forth, the liability of the Authority shall be limited to its interest in the Project Facility, the Improvements, the rents, issues and profits therefrom, and the lien of any judgment shall be restricted thereto. The Authority does not assume general liability nor specific liability for the repayment of any mortgage or other loan, or for the costs, fees, penalties, taxes, interest, commissions, charges, insurance or any other payments therein recited or therein set forth, or incurred in any way in connection therewith. Other than as set forth hereinabove in this Section 15.01, there shall be no other recourse for damages of any kind or nature by the Borrower or any other Person against the Authority, its incorporator, officers, members, agents and employees, past, present or future, or any of the property or other assets now or hereafter owned by it or them, either directly or indirectly; and all such recourse or liability is hereby expressly waived and released as a condition of and in consideration for execution and delivery of this Agreement by the Authority. In the event of entry of judgment against the Authority by virtue of the power herein contained, the Authority shall mark the judgment index to the effect that the judgment is limited as aforesaid.

        Section 15.02.   No Recourse as to the Authority. Except as expressly provided in Section 15.01 above, no recourse under or upon any obligation, covenant or agreement contained herein or in any Note shall be had against the Authority or any member, officer, employee or agent, past, present or future, of the Authority or of any successor of the Authority under this Agreement, any other agreement, any rule of law, statute or constitutional provision, or by enforcement of any assessment or by any legal or equitable proceeding or otherwise, it expressly being agreed and understood that the obligations of the Authority hereunder, and under the Authority Note and elsewhere, are solely corporate obligations of the Authority to the extent specifically limited in the Act and that no personal liability whatsoever shall attach to or shall be incurred by the Authority or such members, officers, employees or agents, past, present or future, of the Authority or of any successor of the Authority, or any of them, because of such indebtedness or by reason of any obligation, covenant or agreement contained herein, in the Authority Note or implied therefrom.

        Section 15.03.   Reference to Statute or Regulation. A reference herein to a statute or to a regulation issued by a governmental agency includes the statute or regulation in force as of the date hereof, together with all amendments and supplements thereto and any statute or regulation substituted for such statute or regulation, unless the specific language or the context of the reference herein clearly includes only the statute or regulation in force as of the date hereof.

        A reference herein to a governmental agency, department, board, commission or other public body or to a public officer includes an entity or officer which or who succeeds to substantially the same functions as those performed by such public body or officer as of the date hereof, unless the specific language or the context of the reference herein clearly includes only such public body or public officer as of the date hereof.

        Section 15.04.   Notices. All notices required or authorized to be given by the Borrower, the Authority or the Bank pursuant to this Agreement shall be in writing and shall be sent by registered or certified mail, postage prepaid, to the following addresses:

to the Authority to: with a copy to: to the Borrower to: with a copy to: to the Guarantor to:
Lehigh County Industrial Development Authority
2158 Avenue C, Suite 200
Bethlehem, PA 18017
Attn: Ms. Janet Smith

Tallman, Hudders & Sorrentino
The Paragon Centre, Suite 300
1611 Pond Road
Allentown, PA 18104
Attn: John F. Lushis, Jr., Esquire

Rhetech, Inc.
416 South 4th Street
Coopersburg, PA 18036
Attn: Vincent C. McGinty, President

Semitool, Inc.
655 West Reserve Drive
Kalispell, MT 59901
Attn: Richard Hegger, Esquire
        General Counsel

Semitool, Inc.
655 West Reserve Drive
Kalispell, MT 59901
Attn: Ray Thompson, President

with a copy to: to the Bank to: With a copy to:
Semitool, Inc.
655 West Reserve Drive
Kalispell, MT 59901
Attn: Richard Hegger, Esquire
        General Counsel

Sovereign Bank
2191 West Union Boulevard
Bethlehem, PA 18018
Attn: Cheryl L. Davis, Vice President
Commercial Banking Group

Stevens & Lee
190 Brodhead Road, Suite 200
P.O. Box 20830
Lehigh Valley, PA 18002
Attn: Edward A. Fedok, Esquire

or to such other addresses as may from time to time be furnished to the parties, effective upon the receipt of notice thereof given as set forth above.

        Section 15.05.   Amendments. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

        Section 15.06.   Term of Agreement. This Agreement and the respective obligations of the parties hereto shall be in full force and effect from the date hereof until all principal of, premium, if any, and interest on the Notes shall have been paid or provision for such payment shall have been made pursuant to the terms and provisions of this Agreement.

        Section 15.07.   Reimbursement of Bank. Borrower hereby agrees to pay all costs and fees relating to the Loan, including without limitation, appraisal and appraisal review fees, the costs of the environmental site assessment, premiums for title insurance, charges and update fees, survey costs, all costs and expenses of the Bank’s inspecting engineer (whether incurred prior to or during construction), recording fees, and all other lending fees. Borrower hereby further agrees to reimburse the Bank for its out-of-pocket expenses, including counsel fees, incurred by the Bank in connection with the development, preparation, execution and enforcement of this Agreement and all the other Loan Documents, including all counsel fees in connection with any bankruptcy or insolvency proceeding involving Borrower, this Agreement or any of the other Loan Documents. All such expenses and counsel fees incurred prior to the date of this Agreement shall be paid simultaneously with the execution of this Agreement, and all such expenses hereafter incurred shall be paid within ten (10) days after notice by the Bank, all of which the Bank is authorized to advance from the Loan.

        Section 15.08.   Payment of Expenses and Taxes. In addition to payment of the expenses and counsel fees provided for in Section 15.07, the Borrower agrees to pay, and to save Bank harmless from any delay in paying, stamp and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement and all Exhibits hereto or any modification of any thereof or any waiver or consent under or in respect of any thereof.

        Section 15.09.   Survival of Representations and Warranties. All representations, warranties, covenants and agreements made in this Agreement and in any certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement, the making of the Loan hereunder and the issuance of the Notes, and the provisions of Sections 4.09, 4.10, 15.07 and 15.08 shall survive payment of the Notes and all other instruments evidencing obligations of the Borrower to Bank.

        Section 15.10.   Participations. The Borrower agrees that Bank may grant participations to others in the Loan.

        Section 15.11.   Successors. This Agreement shall be binding upon and inure to the benefit of the Borrower and Bank and their respective successors and assigns, except that the Borrower may not assign or transfer its rights hereunder without the prior written consent of Bank.

        Section 15.12.   Construction. This Agreement, all Exhibits hereto, and the rights and obligations of the parties hereunder and thereunder shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania.

        Section 15.13.   Severability. Any provision contained in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        Section 15.14.   No Waiver. No failure by Bank to comply with any provision or provisions of this Agreement, and no waiver on the part of any party in exercising any rights hereunder, shall operate as a waiver of any rights of Bank. No waiver of a Default or Event of Default shall affect any subsequent Default or Event of Default or impair any rights of Bank consequent thereon. Any approval given by Bank in whole or in part to advance funds hereunder before the time or times provided herein shall not waive or impair any of the provisions hereof or any of the rights or remedies of Bank hereunder or affect the security hereunder given or any of the rights or remedies of Bank as to such security, nor shall so doing be or be construed to be a variance from this Agreement. Tardiness in enforcing any provision hereof shall not be set up as a waiver by Bank of any of its rights hereunder and all covenants on the part of the Borrower hereunder to be kept and performed may be enforced by Bank at any time until all Obligations are satisfied.

        Section 15.15.   Waiver of Trial by Jury; Jurisdiction.

    (a)       Each party to this Agreement agrees that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by either party hereto or any successor or assign of any party on or with respect to this Agreement or any other Loan Document or which in any way relates, directly or indirectly, to any event, transaction, or occurrence arising out of or in any way in connection with the Loan, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING. THE BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION 15.15(a) IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT BETWEEN THE PARTIES AND THAT THE BANK WOULD NOT MAKE THE LOAN IF THIS WAIVER OF JURY TRIAL SECTION WERE NOT A PART OF THIS AGREEMENT.

    (b)       For the purpose of any suit, action or proceeding arising out of or relating to this Agreement, the Borrower’s Note, or the Loan Documents, the Borrower hereby irrevocably consents and submits to the jurisdiction and venue of the Court of Common Pleas of Lehigh County, and appoints and constitutes the Secretary of State of the Commonwealth of Pennsylvania as its agent to accept and acknowledge on its behalf all service of process in connection with any such matter, copies of which process shall be mailed or delivered to the Borrower. The Borrower irrevocably waives any objection which it may now or hereafter has that any suit, action or proceeding brought in such a court has been brought in an inconvenient forum and agrees that service of process in accordance with the foregoing sentence shall be deemed in every respect effective and valid personal service of process upon the Borrower. The provisions of this Section 15.15(b) shall not limit or otherwise affect the right of the Bank to institute and conduct action in any other appropriate manner, jurisdiction or court.

        Section 15.16.   Actions Against Bank; Release.

    (a)       Any action brought by the Borrower against the Bank which is based, directly or indirectly, on this Agreement or any other Loan Document or any matter in or related to this Agreement or any other Loan Document, shall be brought only in the courts of the Commonwealth of Pennsylvania. The Borrower may not file a counterclaim against the Bank in a suit brought by the Bank against the Borrower in a state other than the Commonwealth of Pennsylvania and unless under the rules of procedure of the court in which the Bank brought the action the counterclaim is mandatory and such counterclaim will be considered waived unless filed as a counterclaim in the action instituted by the Bank.

    (b)       Upon full payment and satisfaction of the Obligations, the parties shall thereupon automatically each be fully, finally, and forever released and discharged from any further claim, liability or obligation in connection with the Loan except as expressly set forth herein, except to the extent a payment received by the Bank is determined to be a preference or similar voidable transfer.

        Section 15.17.   Performance by Bank. If the Borrower shall fail to observe or perform any of the terms, agreements or covenants contained in this Agreement, or in any other Loan Document, the Bank may, in its discretion, but without any obligation or duty to do so, and without waiving any Default, or Event of Default, perform any of such terms, agreements or covenants, in part or in whole, and any money advanced or expended by the Bank in or toward the fulfillment of such terms, agreements or covenants, shall be due on demand and become a part of and be added to the indebtedness due under the Borrower’s Note and secured as herein provided with interest thereon at the rate specified in the Borrower’s Note from the date of the respective advance or expenditure. Bank’s rights contained in this Section 15.17 shall be an addition to all of Bank’s rights under this Agreement and otherwise, and Bank may, at its sole election, exercise any one or more, or all, of such rights alternatively or concurrently.

        Section 15.18.   Arbitration.

    (a)       Notwithstanding anything contained herein or in any other Loan Document to the contrary, upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement and/or other Loan Documents (“Disputes”) between or among parties to this Agreement shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims arising out of or connection with the transaction reflected by this Agreement.

    (b)       Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the “Arbitration Rules”) of the American Arbitration Association (the “AAA”) and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in either Lehigh County or Northampton County. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to Disputes under or related to swap agreements.

    (c)       Notwithstanding the preceding binding arbitration provisions, the parties hereto agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. Bank and Borrower shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under the Collateral Security Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

    (d)       The parties hereto agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

        Section 15.19.   Entire Agreement. This Agreement and the Loan Documents represent the entire agreement between the Bank and the Borrower with respect to the financing transactions to which they relate, and cannot be changed or amended except by an agreement in writing signed by the party against whom enforcement of the change or amendment is sought.

        Section 15.20.   Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be regarded for all purposes as an original and such counterparts shall constitute but one and the same instrument.

        Section 15.21.   Consent. Whenever the consent of the Authority or its assignee is given pursuant to the terms of this Agreement, such consent shall create no liability or responsibility upon the Authority or its assignee, and whenever required, shall not be unreasonably withheld.

[signatures to follow on the next page]

        IN WITNESS WHEREOF, THE LEHIGH COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY has caused this Agreement to be executed in its name and on its behalf by its Chairman or Vice Chairman and attested by its Secretary or Assistant Secretary, RHETECH, INC. has caused this Agreement to be executed in its name, and SOVEREIGN BANK has caused this Agreement to be executed in its name and on its behalf by its Vice President, all as of the day and year first above written.

LEHIGH COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY By: /s/Joanne D. Kuchera —————————————— (Vice) Chairman

RHETECH, INC. By: /s/Vincent C. McGinty ——————————————

SOVEREIGN BANK BY: /s/Cheryl Davis ——————————————

SEMITOOL, INC., as Guarantor BY: /s/Raymon F. Thompson ——————————————

Exhibit “A”

Budget

Exhibit “B”

Financial Covenants

The Borrower shall maintain a minimum Debt Service Coverage Ratio of 1.25:1.0 calculated as “earnings before income, taxes, depreciation and amortization minus taxes paid/total debt service (interest plus current portion of long term debt)", calculated in accordance with GAAP.

Borrower shall maintain a maximum Debt to Tangible Net Worth of 1.5:1.0 calculated as “total liabilities divided by tangible net worth”, calculated in accordance with GAAP.

Exhibit “C”

Project Facility

Exhibit “D”

Settlement Statement

Exhibit “E”

Amortization Schedule